Annual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
DIVERSIFIED BOND FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
AUGUST 31, 2008


RIVERSOURCE DIVERSIFIED BOND FUND SEEKS TO PROVIDE
SHAREHOLDERS WITH A HIGH LEVEL OF CURRENT INCOME
WHILE CONSERVING THE VALUE OF THE INVESTMENT FOR THE
LONGEST PERIOD OF TIME.


                                                    (SINGLE STRATEGY FUNDS ICON)

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    2

Manager Commentary.................    6

The Fund's Long-term Performance...   12

Fund Expenses Example..............   14

Portfolio of Investments...........   17

Financial Statements...............   40

Notes to Financial Statements......   46

Report of Independent Registered
  Public Accounting Firm...........   73

Federal Income Tax Information.....   75

Board Members and Officers.........   76

Approval of Investment Management
  Services Agreement...............   79

Proxy Voting.......................   81



                     (DALBAR LOGO)

The RiverSource mutual fund shareholder reports have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The
Seal recognizes communications demonstrating a level of excellence in the industry.


--------------------------------------------------------------------------------
                      RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  1

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Diversified Bond Fund (the Fund) Class A shares increased 0.93%
  (excluding sales charge) for the 12 months ended Aug. 31, 2008.

> The Fund underperformed its benchmark, the unmanaged Lehman Brothers Aggregate
  Bond Index, which gained 5.86%.

> The Fund also underperformed its peer group, as represented by the Lipper
  Intermediate Investment Grade Index, which returned 1.78% during the same period.

ANNUALIZED TOTAL RETURNS (for period ended Aug. 31, 2008)
--------------------------------------------------------------------------------



                                  1 year  3 years  5 years  10 years
--------------------------------------------------------------------
RiverSource Diversified Bond
  Fund
  Class A (excluding sales
  charge)                         +0.93%   +2.68%   +3.59%   +4.26%
--------------------------------------------------------------------
Lehman Brothers Aggregate Bond
  Index (unmanaged)               +5.86%   +4.26%   +4.61%   +5.58%
--------------------------------------------------------------------
Lipper Intermediate Investment
  Grade Index                     +1.78%   +2.61%   +3.66%   +4.84%
--------------------------------------------------------------------



(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 4.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.


--------------------------------------------------------------------------------
2  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

STYLE MATRIX
--------------------------------------------------------------------------------



        DURATION
SHORT    INT.     LONG
           X              HIGH
           X              MEDIUM   QUALITY
                          LOW



Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

PORTFOLIO STATISTICS
--------------------------------------------------------------------------------

Weighted average life(1)    7.52 years
--------------------------------------
Effective duration(2)       4.45 years
--------------------------------------
Weighted average bond
  rating(3)                         AA
--------------------------------------




ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
--------------------------------------------------------------------------------

                  Total  Net expenses(a)
----------------------------------------
Class A           0.95%       0.83%
----------------------------------------
Class B           1.71%       1.59%
----------------------------------------
Class C           1.70%       1.58%
----------------------------------------
Class I           0.55%       0.47%
----------------------------------------
Class R2          1.34%       1.27%
----------------------------------------
Class R3          1.08%       1.02%
----------------------------------------
Class R4          0.85%       0.77%
----------------------------------------
Class R5          0.59%       0.52%
----------------------------------------
Class W           0.99%       0.92%
----------------------------------------


(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Aug. 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds) will not exceed 0.83% for Class A, 1.59% for Class B, 1.58% for Class C, 0.47% for Class I, 1.27% for Class R2, 1.02% for Class R3, 0.77% for Class R4, 0.52% for Class R5 and 0.92% for Class W.

(1) WEIGHTED AVERAGE LIFE measures a bond's maturity, which takes into consideration the possibility that the issuer may call the bond before its maturity date.
(2) EFFECTIVE DURATION measures the sensitivity of a security's price to parallel shifts in the yield curve (the graphical depiction of the levels of interest rates from two years out to 30 years). Positive duration means that as rates rise, the price decreases, and negative duration means that as rates rise, the price increases.
(3) WEIGHTED AVERAGE BOND RATING represents the average credit quality of the underlying bonds in the portfolio.

There are risks associated with an investment in a bond fund, including credit risk, interest rate risk, and prepayment and extension risk. See the Fund's prospectus for information on these and other risks associated with the Fund. In general, bond prices rise when interest rates fall and vice versa. This effect is more pronounced for longer-term securities. Non-investment grade securities, commonly called "high-yield" or "junk" bonds, have more volatile prices and carry more risk to principal and income than investment grade securities.


--------------------------------------------------------------------------------
                      RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT AUG. 31, 2008
                                                                    SINCE
Without sales charge         1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION*
Class A (inception
  10/3/74)                   +0.93%   +2.68%   +3.59%   +4.26%       N/A
---------------------------------------------------------------------------
Class B (inception
  3/20/95)                   +0.16%   +1.91%   +2.81%   +3.47%       N/A
---------------------------------------------------------------------------
Class C (inception
  6/26/00)                   +0.16%   +1.83%   +2.80%     N/A      +3.95%
---------------------------------------------------------------------------
Class I (inception 3/4/04)   +1.07%   +3.03%     N/A      N/A      +3.35%
---------------------------------------------------------------------------
Class R2 (inception
  12/11/06)                  +0.84%     N/A      N/A      N/A      +2.05%
---------------------------------------------------------------------------
Class R3 (inception
  12/11/06)                  +1.11%     N/A      N/A      N/A      +2.33%
---------------------------------------------------------------------------
Class R4 (inception
  3/20/95)                   +1.03%   +2.76%   +3.70%   +4.39%       N/A
---------------------------------------------------------------------------
Class R5 (inception
  12/11/06)                  +1.22%     N/A      N/A      N/A      +2.59%
---------------------------------------------------------------------------
Class W (inception
  12/01/06)                  +0.82%     N/A      N/A      N/A      +2.02%
---------------------------------------------------------------------------

With sales charge
Class A (inception
  10/3/74)                   -3.87%   +1.06%   +2.58%   +3.72%       N/A
---------------------------------------------------------------------------
Class B (inception
  3/20/95)                   -4.67%   +0.67%   +2.45%   +3.47%       N/A
---------------------------------------------------------------------------
Class C (inception
  6/26/00)                   -0.81%   +1.83%   +2.80%     N/A      +3.95%
---------------------------------------------------------------------------




--------------------------------------------------------------------------------
4  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


AT SEPT. 30, 2008
                                                                    SINCE
Without sales charge         1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION*
Class A (inception
  10/3/74)                   -1.59%   +2.47%   +2.78%   +3.88%       N/A
---------------------------------------------------------------------------
Class B (inception
  3/20/95)                   -2.35%   +1.70%   +2.01%   +3.10%       N/A
---------------------------------------------------------------------------
Class C (inception
  6/26/00)                   -2.35%   +1.62%   +1.96%     N/A      +3.71%
---------------------------------------------------------------------------
Class I (inception 3/4/04)   -1.24%   +2.90%     N/A      N/A      +3.00%
---------------------------------------------------------------------------
Class R2 (inception
  12/11/06)                  -1.66%     N/A      N/A      N/A      +1.08%
---------------------------------------------------------------------------
Class R3 (inception
  12/11/06)                  -1.40%     N/A      N/A      N/A      +1.35%
---------------------------------------------------------------------------
Class R4 (inception
  3/20/95)                   -1.50%   +2.54%   +2.90%   +4.01%       N/A
---------------------------------------------------------------------------
Class R5 (inception
  12/11/06)                  -1.31%     N/A      N/A      N/A      +1.61%
---------------------------------------------------------------------------
Class W (inception
  12/01/06)                  -1.69%     N/A      N/A      N/A      +1.06%
---------------------------------------------------------------------------

With sales charge
Class A (inception
  10/3/74)                   -6.24%   +0.83%   +1.80%   +3.35%       N/A
---------------------------------------------------------------------------
Class B (inception
  3/20/95)                   -7.06%   +0.46%   +1.66%   +3.10%       N/A
---------------------------------------------------------------------------
Class C (inception
  6/26/00)                   -3.29%   +1.62%   +1.96%     N/A      +3.71%
---------------------------------------------------------------------------



Class A share performance reflects the maximum sales charge of 4.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only. Class W shares are offered through qualifying discretionary accounts.

* For classes with less than 10 years performance.


--------------------------------------------------------------------------------
                      RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  5

MANAGER COMMENTARY -------------------------------------------------------------

Dear Shareholders,

RiverSource Diversified Bond Fund (the Fund) Class A shares increased 0.93% (excluding sales charge) for the 12 months ended Aug. 31, 2008. The Fund underperformed its benchmark, the unmanaged Lehman Brothers Aggregate Bond Index (Lehman Index), which gained 5.86%. The Fund also underperformed its peer group, as represented by the Lipper Intermediate Investment Grade Index, which returned 1.78% during the same period.

SIGNIFICANT PERFORMANCE FACTORS
Impacting the Fund's performance most was the dominating sentiment of risk-aversion among fixed income investors during the annual period. The Fund's fiscal year began just following the advent of the credit crisis in 2007, which centered on the subprime mortgage market. As the market transitioned into 2008, ongoing declines in housing prices expanded concerns into higher quality loan segments, which eventually led to further restricted credit availability. Fixed income investors were simultaneously facing deterioration in underlying economic fundamentals

SECTOR DIVERSIFICATION (at Aug. 31, 2008; % of portfolio assets)
---------------------------------------------------------------------

Asset-Backed                                1.5%
------------------------------------------------
Commercial Mortgage-Backed                  8.4%
------------------------------------------------
Consumer Discretionary                      1.6%
------------------------------------------------
Consumer Staples                            2.2%
------------------------------------------------
Energy                                      2.7%
------------------------------------------------
Financials                                  5.4%
------------------------------------------------
Foreign Government                          0.8%
------------------------------------------------
Health Care                                 0.7%
------------------------------------------------
Industrials                                 1.5%
------------------------------------------------
Materials                                   0.4%
------------------------------------------------
Mortgage-Backed                            38.7%
------------------------------------------------
Telecommunication                           7.2%
------------------------------------------------
U.S. Agency Debt                            6.6%
------------------------------------------------
U.S. Treasuries                             9.9%
------------------------------------------------
Utilities                                   4.3%
------------------------------------------------
Other(1)                                    8.1%
------------------------------------------------


(1) Cash & Cash Equivalents. Of the 8.1%, 0.8% is due to security lending activity and 7.3% is the Fund's cash equivalent position.


--------------------------------------------------------------------------------
6  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


as well as the ongoing asset write-downs at commercial and investment banks. Investors sought the relative safety of Treasuries, driving Treasury prices up and yields down in dramatic fashion. Bond yields and prices move in opposite directions. Treasury Inflation-Protected Securities (TIPS) also performed well, given elevated inflation during the annual period. Agency securities fared comparatively well as higher quality assets outperformed lower quality assets during the 12 months.

The performance of higher quality fixed income securities was supported by falling interest rates. During the 12-month period, the Federal Reserve (the
Fed) lowered the targeted federal funds rate by a significant 325 basis points, or 3.25%, in an attempt to ease pressure in the short-term financing markets. At the end of the annual period, the targeted federal funds rate stood at 2.00%. In addition, the Fed attempted to restore confidence in the financial markets by implementing an unprecedented series of measures to provide liquidity to banks and brokers.

The Fund's exposure to TIPS helped its performance, as interest rates fell while realized inflation was even higher than market expectations. This led to enhanced income being generated by the TIPS. Effective issue selection within the investment grade corporate bond sector also contributed positively to Fund results. The Fund was positioned rather defensively with only a modest weighting in financials-related corporate bonds, which continued to be pressured by mounting losses and write-downs.


QUALITY BREAKDOWN
(at Aug. 31, 2008; % of portfolio assets excluding cash equivalents and equities)
------------------------------------------------------------------------

AAA bonds                                     67.6%
---------------------------------------------------
AA bonds                                       3.9%
---------------------------------------------------
A bonds                                        7.3%
---------------------------------------------------
BBB bonds                                     18.0%
---------------------------------------------------
Non-investment grade bonds                     3.2%
---------------------------------------------------


Bond ratings apply to the underlying holdings of the Fund and not the Fund itself. Whenever possible, the Standard and Poor's rating is used to determine the credit quality of a security. Standard and Poor's rates the creditworthiness of corporate bonds, with 15 categories, ranging from AAA (highest) to D (lowest). Ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. If Standard and Poor's doesn't rate a security, then Moody's rating is used. RiverSource Investments, LLC, the Fund's investment manager, rates a security using an internal rating system when Moody's doesn't provide a rating. Ratings for 0.1% of the bond portfolio assets were determined through internal analysis.


--------------------------------------------------------------------------------
                      RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------


Conversely, the Fund's significant exposure to non-Treasury sectors hurt performance, as Treasuries dramatically outperformed other bond sectors during the period. In particular, the Fund's exposure to commercial mortgage backed securities (CMBS), residential mortgage securities and investment-grade corporate bonds detracted from Fund performance, as these sectors lagged the Lehman Index for the 12 months. Indeed, many formerly AAA-rated structured assets were downgraded multiple notches during the period, experiencing severe downward pricing adjustments as assets tied to the housing market were reassessed by the rating agencies. The Fund's positions, though modest, in high yield corporate bonds and emerging market debt also detracted from results. Lower quality sectors overall lagged with investors' aversion to risk.

CHANGES TO THE FUND'S PORTFOLIO
We materially reduced the Fund's still-sizable position in CMBS. After initially being tainted by the poor performance of the residential mortgage market and price declines in associated residential mortgage-backed securities, CMBS rebounded somewhat toward the end of the period. We used that opportunity to reduce the Fund's exposure to CMBS and to redeploy the proceeds into what we viewed as attractive opportunities in investment grade corporate bonds and U.S. agency securities. We increased our allocation to agency securities, including subordinated debt, given recent developments in the government-sponsored enterprises (GSEs), such as mortgage lenders Fannie Mae and Freddie Mac. With the wide publicity these developments have received, we should note here that GSE debt represented approximately 10% of the Fund's assets at the end of the annual period, with the majority consisting of senior debt, or debt that takes priority over other debt securities sold by the issuer. In the event the issuer goes bankrupt, senior debt must be repaid before other creditors receive any payment. The Fund's portfolio turnover rate for the 12-month period, including mortgage dollar rolls, was 226%.*

OUR FUTURE STRATEGY
At the end of the annual period, prices of many securities in the non-Treasury sectors of the fixed income market were trading at distressed levels. However, during the 12-month period, both Congress and the Fed took meaningful policy actions that, in our view, will begin to improve economic prospects during the remainder of 2008.


--------------------------------------------------------------------------------
8  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


The highest quality assets of the fixed income market, i.e. Treasuries, appeared overpriced at the end of August, as credit fears and the consequent flight to quality drove yields to very low levels. At the other end of the spectrum, low-quality high yield corporate bonds were much cheaper than they were a year prior, but were not exceedingly compelling considering the elevated credit risk for highly leveraged companies. We believe that the best opportunities for investment may be in the middle of the credit spectrum. Specifically, investment-grade corporate bonds and mortgage-backed securities appeared to offer notably attractive yields on a risk-adjusted basis at the end of the annual period.

We intend to maintain the Fund's exposure to TIPS, which should perform well given current inflationary pressures. We expect to maintain the Fund's emphasis on non-Treasury sectors of the fixed income market over Treasuries. We intend to maintain the Fund's allocation to residential mortgage-backed securities and CMBS, as we believe prices of these high-quality mortgage assets at the end of the annual period represented significant value to the portfolio going forward. U.S. agency bonds also remained attractive, as recent federal actions signal strong support of the U.S. Treasury behind these institutions and their debt. We further intend to maintain the Fund's sizable position in investment grade corporate bonds overall, but with only modest exposure to the financial sector. We intend to maintain the Fund's defensive position in the lower-quality high yield sectors of the fixed income market in favor of opportunities in the investment grade market. Given current market conditions, our goal is to maintain an attractive yield profile, with an


  Investors sought the relative safety of Treasuries, driving Treasury prices up and yields down in dramatic fashion.






--------------------------------------------------------------------------------
                      RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------



emphasis on high-quality assets. As always, we will maintain a disciplined focus on individual security selection.

As we expect volatility within the fixed income markets to continue through the remainder of 2008, we will continue to closely monitor Fed policy shifts, economic data releases, supply/demand factors and interest rate movements and adjust the portfolio's holdings and duration stance if necessary.

* A significant portion of the turnover was the result of "roll" transactions in the liquid derivatives and Treasury securities. In the derivative transactions, positions in expiring contracts are liquidated and simultaneously replaced with positions in new contracts with equivalent characteristics. In the Treasury transactions, existing holdings are sold to purchase newly issued securities with slightly longer maturity dates. Although these transactions affect the turnover rate of the portfolio, they do not change the risk exposure or result in material transactions costs. The remaining turnover resulted from strategic reallocations and relative value trading. After transaction costs, we expect this activity to enhance the returns on the overall Fund.


--------------------------------------------------------------------------------
10  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------



(PHOTO - JAMIE JACKSON)                 (PHOTO - SCOTT KIRBY)                      (PHOTO - TOM MURPHY)

Jamie Jackson, CFA(R)                   Scott Kirby                                Tom Murphy, CFA(R)
Portfolio Manager                       Portfolio Manager                          Portfolio Manager





(PHOTO - NICOLAS PIFER)                    (PHOTO - JENNIFER PONCE de LEON)

Nicolas Pifer, CFA(R)                      Jennifer Ponce de Leon
Portfolio Manager                          Portfolio Manager



Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  11

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Diversified Bond Fund Class A shares (from 9/1/98 to 8/31/08) as compared to the performance of two widely cited performance indices, the Lehman Brothers Aggregate Bond Index and the Lipper Intermediate Investment Grade Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 4.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at Aug. 31, 2008
                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
RIVERSOURCE DIVERSIFIED BOND FUND
(INCLUDES SALES CHARGE)
Class A Cumulative value of $10,000                  $9,613   $10,321   $11,358    $14,450
------------------------------------------------------------------------------------------
        Average annual total return                  -3.87%    +1.06%    +2.58%     +3.72%
------------------------------------------------------------------------------------------
LEHMAN BROTHERS AGGREGATE BOND INDEX(1)
        Cumulative value of $10,000                 $10,586   $11,333   $12,528    $17,216
------------------------------------------------------------------------------------------
        Average annual total return                  +5.86%    +4.26%    +4.61%     +5.58%
------------------------------------------------------------------------------------------
LIPPER INTERMEDIATE INVESTMENT GRADE INDEX(2)
        Cumulative value of $10,000                 $10,178   $10,804   $11,969    $16,049
------------------------------------------------------------------------------------------
        Average annual total return                  +1.78%    +2.61%    +3.66%     +4.84%
------------------------------------------------------------------------------------------



Results for other share classes can be found on page 4.


--------------------------------------------------------------------------------
12  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE DIVERSIFIED BOND FUND

                     RIVERSOURCE DIVERSIFIED
                            BOND FUND
                             CLASS A              LEHMAN BROTHERS     LIPPER INTERMEDIATE
                         (INCLUDES SALES          AGGREGATE BOND        INVESTMENT GRADE
                        CHARGE) ($14,450)       INDEX(1) ($17,216)     INDEX(2) ($16,049)
                     -----------------------    ------------------    -------------------
'98                          $ 9,525                  $10,000               $10,000
'99                            9,683                   10,080                10,044
'00                           10,135                   10,842                10,705
'01                           11,197                   12,181                12,023
'02                           11,548                   13,169                12,726
'03                           12,115                   13,743                13,411
'04                           12,786                   14,586                14,234
'05                           13,346                   15,191                14,858
'06                           13,565                   15,451                15,098
'07                           14,317                   16,263                15,769
'08                           14,450                   17,216                16,049




(1) The Lehman Brothers Aggregate Bond Index, an unmanaged index, is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The index is frequently used as a general measure of bond market performance. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Intermediate Investment Grade Index includes the 30 largest investment grade funds tracked by Lipper Inc. The index's returns include net reinvested dividends.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Aug. 31, 2008.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
14  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


                                  BEGINNING        ENDING        EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                MARCH 1, 2008  AUG. 31, 2008  THE PERIOD(A)  EXPENSE RATIO
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  976.60        $4.39(c)        .89%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,020.49        $4.48(c)        .89%
------------------------------------------------------------------------------------------

Class B
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  972.90        $8.12(c)       1.65%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,016.70        $8.30(c)       1.65%
------------------------------------------------------------------------------------------

Class C
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  972.90        $8.07(c)       1.64%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,016.75        $8.25(c)       1.64%
------------------------------------------------------------------------------------------

Class I
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  976.30        $2.61(c)        .53%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,022.29        $2.67(c)        .53%
------------------------------------------------------------------------------------------

Class R2
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  975.90        $6.60(c)       1.34%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,018.25        $6.74(c)       1.34%
------------------------------------------------------------------------------------------

Class R3
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  977.10        $5.42(c)       1.10%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,019.45        $5.54(c)       1.10%
------------------------------------------------------------------------------------------

Class R4
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  977.10        $3.80(c)        .77%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,021.09        $3.88(c)        .77%
------------------------------------------------------------------------------------------

Class R5
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  978.10        $2.86(c)        .58%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,022.04        $2.92(c)        .58%

------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  15

FUND EXPENSES EXAMPLE (continued) ----------------------------------------------


                                  BEGINNING        ENDING        EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                MARCH 1, 2008  AUG. 31, 2008  THE PERIOD(A)  EXPENSE RATIO
------------------------------------------------------------------------------------------
Class W
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  976.10        $4.83(c)        .98%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,020.04        $4.94(c)        .98%
------------------------------------------------------------------------------------------


(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended Aug. 31, 2008: -2.34% for Class A, -2.71% for Class B, -2.71% for Class C, -2.37% for Class I, -2.41% for Class R2, -2.29% for Class R3, -2.29% for Class R4, -2.19% for Class R5 and -2.39% for Class W.
(c) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Aug. 31, 2009, unless sooner terminated at the discretion of Fund's Board, such that net expenses (excluding interest and fee expenses related to the Fund's participation in certain inverse floater programs and fees and expenses of acquired funds), will not exceed 0.83% for Class A, 1.59% for Class B, 1.58% for Class C, 0.47% for Class I, 1.27% for Class R2, 1.02% for Class R3, 0.77% for Class R4, 0.52% for Class R5 and 0.92% for Class W. Any amounts waived will not be reimbursed by the Fund. This change was effective Sept. 1, 2008. Had this change been in place the entire six month period ended Aug. 31, 2008, the actual expenses paid would have been $4.09 for Class A, $7.82 for Class B, $7.77 for Class C, $2.32 for Class I, $6.26 for Class R2, $5.03 for Class R3, $2.56 for Class R5 and $4.53 for Class W; the hypothetical expenses paid would have been $4.18 for Class A, $8.00 for Class B, $7.95 for Class C, $2.37 for Class I, $6.39 for Class R2, $5.14 for Class R3, $2.62 for Class R5 and $4.63 for Class W. The actual and hypothetical expenses paid for Class R4 would have been the same as those expenses presented in the table above.


--------------------------------------------------------------------------------
16  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

AUG. 31, 2008
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES




BONDS (102.1%)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
FOREIGN AGENCIES (0.2%)(C)
Pemex Project Funding Master Trust
 03-01-18                               5.75%          $1,790,000(d)       $1,758,593
 06-15-35                               6.63            2,543,000           2,510,342
Petroleos de Venezuela
 04-12-17                               5.25            3,534,000           2,373,965
                                                                         ------------
Total                                                                       6,642,900
-------------------------------------------------------------------------------------

SOVEREIGN (0.7%)(C)
Govt of Ukraine
 Sr Unsecured
 11-14-17                               6.75            1,670,000(d)        1,403,451
Republic of Argentina
 09-12-13                               7.00            2,762,000           2,078,405
Republic of Argentina
 Sr Unsecured
 12-15-35                               0.00            3,350,000(e)          328,300
Republic of Colombia
 01-27-17                               7.38            1,495,000           1,644,500
 09-18-37                               7.38            1,320,000           1,446,720
Republic of El Salvador
 06-15-35                               7.65            1,313,000(d)        1,352,390
Republic of Indonesia
 Sr Unsecured
 01-17-18                               6.88              742,000(d)          742,928
 10-12-35                               8.50              987,000(d)        1,058,558
 01-17-38                               7.75              850,000(d)          841,500
Republic of Philippines
 01-15-16                               8.00              425,000             468,563
 01-14-31                               7.75            1,979,000           2,167,004
Republic of Turkey
 09-26-16                               7.00              450,000             460,688
 04-03-18                               6.75            1,429,000           1,425,428
 03-17-36                               6.88            3,506,000           3,264,962
Republic of Uruguay
 05-17-17                               9.25              678,000             796,650
Republic of Venezuela
 02-26-16                               5.75              714,000             551,565
 05-07-23                               9.00            1,600,000           1,386,400
Republic of Venezuela
 Sr Unsecured
 10-08-14                               8.50              715,000             664,950
Republica Orient Uruguay
 Sr Unsecured
 03-21-36                               7.63            1,592,000           1,611,900
Russian Federation
 03-31-30                               7.50              973,180(d)        1,083,879
                                                                         ------------
Total                                                                      24,778,741
-------------------------------------------------------------------------------------

U.S. GOVERNMENT OBLIGATIONS & AGENCIES (18.4%)
Federal Farm Credit Bank
 10-10-08                               4.25              660,000             661,286
 10-17-12                               4.50            1,060,000           1,086,026
Federal Home Loan Bank
 09-12-08                               4.25            2,215,000           2,216,473
Federal Home Loan Mtge Corp
 03-15-09                               5.75              170,000             172,429
 05-28-10                               2.38            1,160,000           1,145,631
 07-17-15                               4.38           75,935,000          76,163,337
 12-14-18                               5.00           31,666,000          25,780,621
 03-15-31                               6.75           13,360,000          16,344,718
 04-16-37                               6.00           46,875,000          46,144,172
Federal Natl Mtge Assn
 01-02-14                               5.13           46,467,000          42,096,546
 04-15-15                               5.00           37,060,000          38,549,627
 07-15-37                               5.63           16,325,000          17,210,185
Overseas Private Investment
 Series 1996A
 (U.S. Govt Guaranty)
 09-15-08                               6.99              555,555             557,675
U.S. Treasury
 06-30-10                               2.88            6,195,000           6,260,339
 07-31-10                               2.75           10,395,000(p)       10,479,459
 08-31-10                               2.38           30,135,000(g)       30,139,701
 07-31-13                               3.38           38,800,000(p)       39,330,474
 08-31-13                               3.13           69,060,000(g)       69,151,712
 08-15-18                               4.00           41,010,000          41,634,746


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  17

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
U.S. GOVERNMENT OBLIGATIONS & AGENCIES (CONT.)
 02-15-26                               6.00%         $10,300,000         $12,251,366
 02-15-38                               4.38           11,950,000          11,865,047
U.S. Treasury Inflation-Indexed Bond
 01-15-14                               2.00           65,880,367(m)       68,362,554
 01-15-15                               1.63          112,195,300(m)      113,880,016
                                                                         ------------
Total                                                                     671,484,140
-------------------------------------------------------------------------------------

ASSET-BACKED (1.7%)
AmeriCredit Automobile Receivables Trust
 Series 2007-DF Cl A3A (FSA)
 07-06-12                               5.49            7,000,000(h)        6,857,816
Capital Auto Receivables Asset Trust
 Series 2006-SN1A Cl D
 04-20-11                               6.15            4,775,000(d)        4,434,940
Countrywide Asset-backed Ctfs
 Series 2005-10 Cl AF6
 02-25-36                               4.92            1,960,000           1,639,016
Countrywide Asset-backed Ctfs
 Series 2006-15 Cl A3
 10-25-46                               5.69            5,750,000           4,648,034
Countrywide Asset-backed Ctfs
 Series 2006-4 Cl 1A1M
 07-25-36                               2.73            1,701,109(i)        1,445,565
Countrywide Asset-backed Ctfs
 Series 2007-7 Cl 2A2
 10-25-37                               2.63            9,250,000(i)        7,155,744
CPS Auto Trust
 Series 2007-A Cl A3 (MBIA)
 09-15-11                               5.04            4,149,997(d,h)      3,972,525
Dunkin Securitization
 Series 2006-1 Cl A2 (AMBAC)
 06-20-31                               5.78            9,650,000(d,h)      8,445,004
Keycorp Student Loan Trust
 Series 2003-A Cl 2A2 (MBIA)
 10-25-25                               3.11            1,421,555(h,i)      1,388,238
MASTR Asset Backed Securities Trust
 Series 2006-HE1 Cl A2
 01-25-36                               2.61            1,425,467(i)        1,411,435
Natl Collegiate Student Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2006-2 Cl AIO
 08-25-11                               6.00            9,525,000(k)        1,572,016
Natl Collegiate Student Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2006-3 Cl AIO
 01-25-12                               5.88           15,000,000(k)        2,990,625
Natl Collegiate Student Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2006-4 Cl AIO
 02-27-12                               6.35           11,700,000(k)        1,608,750
Natl Collegiate Student Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2007-2 Cl AIO
 07-25-12                              29.69            6,800,000(k)        1,062,160
Renaissance Home Equity Loan Trust
 Series 2005-4 Cl A3
 02-25-36                               5.57            3,908,601           3,814,198
Renaissance Home Equity Loan Trust
 Series 2007-2 Cl M4
 06-25-37                               6.31            1,500,000             154,899
Renaissance Home Equity Loan Trust
 Series 2007-2 Cl M5
 06-25-37                               6.66              980,000              89,275
Renaissance Home Equity Loan Trust
 Series 2007-2 Cl M6
 06-25-37                               7.01            1,435,000             115,951
Residential Asset Securities
 Series 2006-KS1 Cl A2
 02-25-36                               2.61              226,514(i)          225,665
Residential Asset Securities
 Series 2007-KS3 Cl AI2
 04-25-37                               2.65            1,050,000(i)          907,034
SBA CMBS Trust
 Series 2006-1A Cl B
 11-15-36                               5.45            4,400,000(d)        4,360,127
Triad Auto Receivables Owner Trust
 Series 2007-B Cl A3A (FSA)
 10-12-12                               5.24            2,135,000(h)        2,118,915
                                                                         ------------
Total                                                                      60,417,932
-------------------------------------------------------------------------------------

COMMERCIAL MORTGAGE-BACKED (9.4%)(F)
Banc of America Commercial Mtge
 Series 2007-1 Cl A3
 01-15-49                               5.45           13,425,000          12,498,974


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
18  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
COMMERCIAL MORTGAGE-BACKED (CONT.)
Bear Stearns Commercial Mtge Securities
 Series 2003-T10 Cl A1
 03-13-40                               4.00%          $1,830,278          $1,788,309
Bear Stearns Commercial Mtge Securities
 Series 2004-PWR5 Cl A3
 07-11-42                               4.57              325,000             316,484
Bear Stearns Commercial Mtge Securities
 Series 2007-PW16 Cl A1
 06-11-40                               5.59           13,408,696          13,201,506
Bear Stearns Commercial Mtge Securities
 Series 2007-T26 Cl A4
 01-12-45                               5.47            6,425,000           5,793,043
CDC Commercial Mtge Trust
 Series 2002-FX1 Cl A2
 11-15-30                               5.68           12,775,000          12,826,883
Citigroup Commercial Mtge Trust
 Series 2006-C5 Cl A4
 10-15-49                               5.43            3,150,000           2,876,949
Citigroup Commercial Mtge Trust
 Series 2007-C6 Cl A4
 12-10-49                               5.89           12,800,000          11,583,795
Citigroup/Deutsche Bank Commercial Mtge Trust
 Series 2005-CD1 Cl ASB
 07-15-44                               5.40            3,225,000           3,136,137
Commercial Mtge Acceptance
 Series 1999-C1 Cl A2
 06-15-31                               7.03            5,647,317           5,698,094
Commercial Mtge Pass-Through Ctfs
 Series 2006-CN2A Cl BFL
 02-05-19                               2.77            2,700,000(d,i)      2,608,717
Credit Suisse Mtge Capital Ctfs
 Series 2007-C3 Cl A4
 06-15-39                               5.91            6,400,000           5,831,624
CS First Boston Mtge Securities
 Series 2001-CP4 Cl A4
 12-15-35                               6.18            7,400,000           7,598,291
CS First Boston Mtge Securities
 Series 2003-CPN1 Cl A2
 03-15-35                               4.60            3,800,000           3,634,508
CS First Boston Mtge Securities
 Series 2004-C2 Cl A1
 05-15-36                               3.82            1,606,734           1,552,066
Federal Natl Mtge Assn #386558
 10-01-10                               4.85              466,887             469,912
Federal Natl Mtge Assn #555806
 10-01-13                               5.10              441,334             442,158
Federal Natl Mtge Assn #725217
 02-01-14                               4.78            1,010,110             998,293
Federal Natl Mtge Assn #735029
 09-01-13                               5.32              356,235             359,452
GE Capital Commercial Mtge
 Series 2005-C1 Cl A5
 06-10-48                               4.77              400,000             370,701
General Electric Capital Assurance
 Series 2003-1 Cl A3
 05-12-35                               4.77            2,994,395(d)        2,988,762
General Electric Capital Assurance
 Series 2003-1 Cl A4
 05-12-35                               5.25            3,100,000(d)        3,044,774
GMAC Commercial Mtge Securities
 Series 1999-C1 Cl B
 05-15-33                               6.30            8,000,000           8,023,968
Greenwich Capital Commercial Funding
 Series 2004-GG1 Cl A5
 06-10-36                               4.88            3,550,000           3,497,645
Greenwich Capital Commercial Funding
 Series 2007-GG9 Cl A4
 03-10-39                               5.44           16,350,000          14,638,560
Greenwich Capital Commercial Funding
 Series 2007-GG9 Cl AM
 03-10-39                               5.48            5,950,000           4,972,426
GS Mtge Securities II
 Series 2006-GG6 Cl A4
 04-10-38                               5.55              375,000             348,594
GS Mtge Securities II
 Series 2007-EOP Cl J
 03-06-20                               3.31            9,050,000(d,i)      8,296,660
GS Mtge Securities II
 Series 2007-GG10 Cl F
 08-10-45                               5.99            9,800,000           4,402,346
JPMorgan Chase Commercial Mtge Securities
 Series 2003-LN1 Cl A1
 10-15-37                               4.13            3,074,315           2,981,696
JPMorgan Chase Commercial Mtge Securities
 Series 2003-ML1A Cl A1
 03-12-39                               3.97            1,674,178           1,607,008
JPMorgan Chase Commercial Mtge Securities
 Series 2003-ML1A Cl A2
 03-12-39                               4.77            7,419,000           7,130,997
JPMorgan Chase Commercial Mtge Securities
 Series 2004-C2 Cl A2
 05-15-41                               5.25              425,000             419,008


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  19

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
COMMERCIAL MORTGAGE-BACKED (CONT.)
JPMorgan Chase Commercial Mtge Securities
 Series 2004-CBX Cl A3
 01-12-37                               4.18%          $4,150,000          $4,111,276
JPMorgan Chase Commercial Mtge Securities
 Series 2004-LN2 Cl A1
 07-15-41                               4.48            8,626,883           8,417,795
JPMorgan Chase Commercial Mtge Securities
 Series 2005-LDP4 Cl AM
 10-15-42                               5.00           14,900,000          13,301,109
JPMorgan Chase Commercial Mtge Securities
 Series 2006-LDP6 Cl A4
 04-15-43                               5.48            5,200,000           4,793,065
JPMorgan Chase Commercial Mtge Securities
 Series 2006-LDP6 Cl ASB
 04-15-43                               5.49            9,225,000           8,837,758
JPMorgan Chase Commercial Mtge Securities
 Series 2006-LDP8 Cl A4
 05-15-45                               5.40               50,000              45,624
JPMorgan Chase Commercial Mtge Securities
 Series 2007-CB20 Cl A4
 02-12-51                               5.79            6,000,000           5,449,132
JPMorgan Chase Commercial Mtge Securities
 Series 2007-CB20 Cl AM
 02-12-51                               6.11           11,225,000           9,670,134
JPMorgan Chase Commercial Mtge Securities
 Series 2007-CB20 Cl E
 02-12-51                               6.40            4,725,000(d)        2,409,300
LB-UBS Commercial Mtge Trust
 Series 2004-C2 Cl A3
 03-15-29                               3.97            4,700,000           4,514,021
LB-UBS Commercial Mtge Trust
 Series 2006-C4 Cl AAB
 06-15-32                               6.06            5,100,000           4,949,500
LB-UBS Commercial Mtge Trust
 Series 2006-C6 Cl A4
 09-15-39                               5.37            5,500,000           5,018,693
LB-UBS Commercial Mtge Trust
 Series 2007-C1 Cl A4
 02-15-40                               5.42            5,300,000           4,702,596
LB-UBS Commercial Mtge Trust
 Series 2007-C7 Cl A3
 09-15-45                               5.87            6,950,000           6,305,182
LB-UBS Commercial Mtge Trust
 Series 2008-C1 Cl A1
 04-15-41                               5.61            1,207,163           1,207,815
LB-UBS Commercial Mtge Trust
 Series 2008-C1 Cl A2
 04-15-41                               6.32            4,450,000           4,145,629
Merrill Lynch Mtge Trust
 Series 2005-CKI1 Cl A1
 11-12-37                               5.08            1,012,516           1,011,487
Merrill Lynch Mtge Trust
 Series 2008-C1 Cl A1
 02-12-51                               4.71            2,527,550           2,485,489
Morgan Stanley Capital I
 Series 2003-T11 Cl A2
 06-13-41                               4.34            2,444,282           2,427,599
Morgan Stanley Capital I
 Series 2004-HQ4 Cl A5
 04-14-40                               4.59            5,200,000           5,053,953
Morgan Stanley Capital I
 Series 2006-T23 Cl AAB
 08-12-41                               5.97            3,675,000           3,568,412
Morgan Stanley Capital I
 Series 2007-IQ15 Cl A4
 06-11-49                               6.08            6,200,000           5,768,424
TIAA Seasoned Commercial Mtge Trust
 Series 2007-C4 Cl A3
 08-15-39                               6.09            9,475,000           9,395,438
Wachovia Bank Commercial Mtge Trust
 Series 2003-C7 Cl A2
 10-15-35                               5.08           15,750,000(d)       15,217,560
Wachovia Bank Commercial Mtge Trust
 Series 2003-C8 Cl A2
 11-15-35                               3.89              870,000             867,847
Wachovia Bank Commercial Mtge Trust
 Series 2005-C20 Cl A5
 07-15-42                               5.09            5,017,000           4,914,957
Wachovia Bank Commercial Mtge Trust
 Series 2006-C24 Cl A3
 03-15-45                               5.56           29,675,000          27,571,981
Wachovia Bank Commercial Mtge Trust
 Series 2006-C24 Cl APB
 03-15-45                               5.58            3,200,000           3,063,492
Wachovia Bank Commercial Mtge Trust
 Series 2006-C27 Cl APB
 07-15-45                               5.73            5,475,000           5,251,792
Wachovia Bank Commercial Mtge Trust
 Series 2006-C29 Cl A4
 11-15-48                               5.31            1,575,000           1,421,539


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
20  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
COMMERCIAL MORTGAGE-BACKED (CONT.)
Wachovia Bank Commercial Mtge Trust
 Series 2006-C29 Cl AM
 11-15-48                               5.34%         $11,755,000         $10,103,131
                                                                         ------------
Total                                                                     341,940,070
-------------------------------------------------------------------------------------

MORTGAGE-BACKED (43.3%)(F,O)
Adjustable Rate Mtge Trust
 Collateralized Mtge Obligation
 Series 2005-12 Cl 2A1
 03-25-36                               5.68            7,225,443(j)        5,255,905
Adjustable Rate Mtge Trust
 Collateralized Mtge Obligation
 Series 2006-1 Cl 2A1
 03-25-36                               5.91            8,041,424(j)        6,885,007
Adjustable Rate Mtge Trust
 Collateralized Mtge Obligation
 Series 2007-1 Cl 3A21
 03-25-37                               6.18            6,133,351(j)        4,951,350
American Home Mtge Assets
 Collateralized Mtge Obligation
 Series 2007-2 Cl A2A
 03-25-47                               2.64              830,216(j)          322,415
Banc of America Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2003-11 Cl 1A1
 01-25-34                               6.00            6,249,047           5,216,253
Banc of America Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2004-3 Cl 1A1
 04-25-34                               6.00            7,998,107           6,475,972
Banc of America Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-9 Cl 1CB1
 01-25-37                               6.00           16,095,378          11,116,500
Banc of America Funding
 Collateralized Mtge Obligation
 Series 2006-2 Cl N1
 11-25-46                               7.25              329,513(d,n)         65,594
Banc of America Funding
 Collateralized Mtge Obligation
 Series 2006-A Cl 3A2
 02-20-36                               5.86            5,739,705(j)        4,484,579
Banc of America Funding
 Collateralized Mtge Obligation
 Series 2007-8 Cl 1A1
 10-25-37                               6.00            1,957,522           1,351,990
Banc of America Mtge Securities
 Collateralized Mtge Obligation
 Series 2005-9 Cl 3A3
 10-25-20                               5.00           26,354,564          24,852,560
Banc of America Mtge Securities
 Collateralized Mtge Obligation
 Series 2007-3 Cl 1A2
 09-25-37                               6.00            5,286,520           4,016,106
Barclays Capital LLC Trust
 Collateralized Mtge Obligation
 Series 2007-AA4 Cl 11A1
 06-25-47                               6.21            5,472,462(j)        4,057,126
Bear Stearns Adjustable Rate Mtge Trust
 Collateralized Mtge Obligation
 Series 2005-8 Cl A4
 08-25-35                               5.10            6,475,000(d,j)      5,885,411
Bear Stearns Adjustable Rate Mtge Trust
 Collateralized Mtge Obligation
 Series 2007-5 Cl 3A1
 08-25-47                               5.98           13,700,961(j)       11,551,167
ChaseFlex Trust
 Collateralized Mtge Obligation
 Series 2005-2 Cl 2A2
 06-25-35                               6.50            1,788,676           1,571,241
Citicorp Mtge Securities
 Collateralized Mtge Obligation
 Series 2005-5 Cl 3A1
 08-25-35                               5.00            7,320,888           6,177,285
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2007-8CB Cl A13
 05-25-37                               7.73            5,786,544(k)          862,773
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2003-11T1 Cl A1
 07-25-18                               4.75            3,337,137           3,141,080
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2003-20CB Cl 1A1
 10-25-33                               5.50           15,169,510          12,428,332
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2005-50CB Cl 2A1
 11-25-35                               6.00           11,517,903           7,379,107


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  21

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
MORTGAGE-BACKED (CONT.)
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2005-54CB Cl 2A3
 11-25-35                               5.50%          $5,296,534          $5,032,013
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2005-54CB Cl 3A7
 11-25-35                               5.50            5,167,624           4,924,655
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2005-64CB Cl 1A1
 12-25-35                               5.50            8,683,943           7,718,531
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2005-6CB Cl 1A1
 04-25-35                               7.50            4,785,587           4,453,322
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2005-85CB Cl 2A2
 02-25-36                               5.50            2,407,638           2,055,056
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-22R Cl 1A2
 05-25-36                               6.00            6,965,812           6,389,492
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-2CB Cl A11
 03-25-36                               6.00            8,067,865           5,322,274
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-31CB Cl A16
 11-25-36                               6.00            9,660,000           8,168,385
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-43CB Cl 1A4
 02-25-37                               6.00           11,107,879          10,076,704
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-45T1 Cl 2A5
 02-25-37                               6.00           14,510,888           9,572,659
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-22 Cl 2A16
 09-25-37                               6.50           16,317,597          11,070,478
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-25 Cl 1A1
 11-25-37                               6.50           18,169,853          12,865,108
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-OA9 Cl A2
 06-25-47                               2.82              920,990(i)          395,098
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-OH3 Cl A3
 09-25-47                               2.97           16,016,234(i)        5,203,221
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2005-27 Cl 2A1
 12-25-35                               5.50           14,561,423          12,658,200
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2005-HYB8 Cl 4A1
 12-20-35                               5.61            1,302,977(j)          854,477
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2005-R2 Cl 2A1
 06-25-35                               7.00            5,967,831(d)        5,556,349
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2006-HYB1 Cl 1A1
 03-20-36                               5.34            3,827,080(j)        2,545,847
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2006-HYB1 Cl 2A1
 03-20-36                               5.33            6,356,221(j)        4,727,698
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2007-17 Cl 2A1
 10-25-37                               6.50           17,817,334          15,644,455
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2007-HY3 Cl 4A1
 06-25-47                               6.00           10,890,722(j)        9,495,871
CS First Boston Mtge Securities
 Collateralized Mtge Obligation
 Series 2003-29 Cl 8A1
 11-25-18                               6.00            1,677,373           1,463,508


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
22  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
MORTGAGE-BACKED (CONT.)
Deutsche Bank Alternate Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2007-AR3 Cl 2A1
 06-25-37                               2.58%            $312,401(i)         $296,439
Downey Savings & Loan Assn Mtge Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2005-AR5 Cl X1
 08-19-45                              15.32           28,071,048(k)          100,880
Federal Home Loan Mtge Corp
 09-01-38                               6.00           30,000,000(g)       30,243,750
 09-01-38                               6.50           56,000,000(g)       57,522,527
Federal Home Loan Mtge Corp #170216
 03-01-17                               8.50                6,391               6,950
Federal Home Loan Mtge Corp #1J1445
 01-01-37                               5.89           13,154,138(j)       13,403,751
Federal Home Loan Mtge Corp #284190
 01-01-17                               8.00                  223                 240
Federal Home Loan Mtge Corp #290970
 04-01-17                               8.00                8,364               8,954
Federal Home Loan Mtge Corp #295114
 06-01-17                               8.50                3,450               3,752
Federal Home Loan Mtge Corp #540861
 09-01-19                               8.50               31,870              34,843
Federal Home Loan Mtge Corp #A00304
 04-01-21                               9.00               38,637              42,395
Federal Home Loan Mtge Corp #A12692
 10-01-32                               6.00               69,153              70,433
Federal Home Loan Mtge Corp #A13854
 09-01-33                               6.00              119,650             121,679
Federal Home Loan Mtge Corp #B10254
 10-01-18                               5.50              357,460             363,508
Federal Home Loan Mtge Corp #B12280
 02-01-19                               5.50              200,846             204,244
Federal Home Loan Mtge Corp #C00103
 03-01-22                               8.50               96,020             105,593
Federal Home Loan Mtge Corp #C00144
 08-01-22                               8.50               81,489              89,682
Federal Home Loan Mtge Corp #C00356
 08-01-24                               8.00              318,281             344,630
Federal Home Loan Mtge Corp #C00666
 10-01-28                               7.00               40,403              42,604
Federal Home Loan Mtge Corp #C53878
 12-01-30                               5.50            1,444,617           1,435,183
Federal Home Loan Mtge Corp #C59161
 10-01-31                               6.00              114,946             116,710
Federal Home Loan Mtge Corp #C62993
 01-01-32                               6.50              855,411             886,471
Federal Home Loan Mtge Corp #C63552
 01-01-32                               6.50            1,489,778           1,552,099
Federal Home Loan Mtge Corp #C64703
 03-01-32                               6.50              828,376             863,078
Federal Home Loan Mtge Corp #C67723
 06-01-32                               7.00              672,674             711,178
Federal Home Loan Mtge Corp #C77372
 03-01-33                               6.00              231,132             235,097
Federal Home Loan Mtge Corp #C78031
 04-01-33                               5.50            8,051,783           7,997,992
Federal Home Loan Mtge Corp #C79930
 06-01-33                               5.50            6,716,636           6,660,181
Federal Home Loan Mtge Corp #C90767
 12-01-23                               6.00            6,238,226           6,368,786
Federal Home Loan Mtge Corp #D96300
 10-01-23                               5.50            4,604,618           4,609,999
Federal Home Loan Mtge Corp #E01127
 02-01-17                               6.50              906,795             946,899
Federal Home Loan Mtge Corp #E01419
 05-01-18                               5.50            3,420,444           3,480,548
Federal Home Loan Mtge Corp #E74288
 12-01-13                               6.00               99,845             102,245
Federal Home Loan Mtge Corp #E79810
 11-01-14                               7.50              736,046             773,115
Federal Home Loan Mtge Corp #E90216
 05-01-17                               6.00            1,110,595           1,137,380
Federal Home Loan Mtge Corp #E98725
 08-01-18                               5.00            8,020,426           8,025,732
Federal Home Loan Mtge Corp #E99684
 10-01-18                               5.00            8,340,405           8,352,522
Federal Home Loan Mtge Corp #G00286
 02-01-25                               8.00              132,383             143,342
Federal Home Loan Mtge Corp #G01108
 04-01-30                               7.00            2,468,995           2,598,391
Federal Home Loan Mtge Corp #G01410
 04-01-32                               7.00              262,085             275,372
Federal Home Loan Mtge Corp #G01441
 07-01-32                               7.00            2,332,139           2,450,368
Federal Home Loan Mtge Corp #G01535
 04-01-33                               6.00            9,004,806           9,162,377
Federal Home Loan Mtge Corp #G02757
 06-01-36                               5.00           26,313,253          25,365,636
Federal Home Loan Mtge Corp #G03419
 07-01-37                               6.00            9,110,161           9,193,016


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  23

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
MORTGAGE-BACKED (CONT.)
Federal Home Loan Mtge Corp #G11302
 07-01-17                               7.00%          $2,552,190          $2,675,732
Federal Home Loan Mtge Corp #G30225
 02-01-23                               6.00            8,606,539           8,794,701
Federal Home Loan Mtge Corp #H01724
 09-01-37                               6.00            1,659,558           1,665,197
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 237 Cl IO
 05-15-36                               6.60            4,053,993(k)        1,094,895
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 2795 Cl IY
 07-15-17                              20.00              308,309(k)           25,447
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 2817 Cl SA
 06-15-32                              45.20            6,354,332(k)          626,431
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Series 1241 Cl K
 03-15-22                               7.00              252,612             252,612
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Series 2576 Cl KJ
 02-15-33                               5.50            8,434,992           8,581,319
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Series 2641 Cl KC
 01-15-18                               6.50            3,112,941           3,255,520
Federal Natl Mtge Assn
 09-01-23                               4.50            9,000,000(g)        8,715,942
 09-01-38                               5.00           46,500,000(g)       44,698,124
 09-01-38                               5.50          134,000,000(g)      132,324,999
 09-01-38                               6.00           67,400,000(g)       68,052,970
 09-01-38                               6.50           30,500,000(g)       31,367,358
 09-01-38                               7.00           30,000,000(g)       31,378,139
Federal Natl Mtge Assn #125479
 04-01-27                               7.50              199,176             214,970
Federal Natl Mtge Assn #190899
 04-01-23                               8.50              289,289             310,684
Federal Natl Mtge Assn #190944
 05-01-24                               6.00            4,840,231           4,920,189
Federal Natl Mtge Assn #190988
 06-01-24                               9.00              239,146             259,338
Federal Natl Mtge Assn #231309
 09-01-23                               6.50               68,322              71,134
Federal Natl Mtge Assn #231310
 09-01-23                               6.50              359,234             374,018
Federal Natl Mtge Assn #250330
 09-01-25                               8.00              219,832             238,855
Federal Natl Mtge Assn #250495
 03-01-26                               7.00              487,682             516,305
Federal Natl Mtge Assn #250765
 12-01-26                               8.00              176,256             191,321
Federal Natl Mtge Assn #251116
 08-01-27                               8.00              221,974             241,001
Federal Natl Mtge Assn #252440
 05-01-29                               7.00              170,125             179,365
Federal Natl Mtge Assn #252498
 06-01-29                               7.00                4,951               5,220
Federal Natl Mtge Assn #253883
 08-01-16                               6.00            2,225,407           2,290,875
Federal Natl Mtge Assn #254236
 03-01-17                               6.50            1,307,539           1,360,094
Federal Natl Mtge Assn #254383
 06-01-32                               7.50              309,364             332,064
Federal Natl Mtge Assn #254587
 12-01-22                               5.50              487,513             489,016
Federal Natl Mtge Assn #254802
 07-01-18                               4.50            2,393,097           2,359,521
Federal Natl Mtge Assn #254916
 09-01-23                               5.50            8,928,742           8,953,354
Federal Natl Mtge Assn #255788
 06-01-15                               5.50            2,760,856           2,818,044
Federal Natl Mtge Assn #256135
 02-01-36                               5.50            3,478,954           3,404,052
Federal Natl Mtge Assn #257016
 12-01-37                               7.00            1,728,291           1,809,700
Federal Natl Mtge Assn #268071
 01-01-24                               6.50               99,740             103,844
Federal Natl Mtge Assn #303226
 02-01-25                               8.00               90,305              98,055
Federal Natl Mtge Assn #313049
 08-01-11                               8.50              349,200             364,056
Federal Natl Mtge Assn #323715
 05-01-29                               6.00              385,236             392,592
Federal Natl Mtge Assn #323933
 09-01-29                               7.00            3,425,402           3,611,447


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
24  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #408207
 01-01-28                               6.50%            $117,023            $122,223
Federal Natl Mtge Assn #455791
 01-01-29                               6.50              408,167             424,041
Federal Natl Mtge Assn #489888
 05-01-29                               6.50            1,720,368           1,786,198
Federal Natl Mtge Assn #493945
 04-01-29                               6.50               75,944              78,974
Federal Natl Mtge Assn #496029
 01-01-29                               6.50            1,823,075           1,893,974
Federal Natl Mtge Assn #518159
 09-01-14                               7.00              306,337             321,307
Federal Natl Mtge Assn #545008
 06-01-31                               7.00            2,137,570           2,266,607
Federal Natl Mtge Assn #545216
 03-01-09                               5.89               84,321              84,122
Federal Natl Mtge Assn #545342
 04-01-13                               7.00              346,683             349,198
Federal Natl Mtge Assn #545684
 05-01-32                               7.50              259,194             279,000
Federal Natl Mtge Assn #545868
 08-01-32                               7.00               88,255              93,406
Federal Natl Mtge Assn #545869
 07-01-32                               6.50            1,833,132           1,908,598
Federal Natl Mtge Assn #545885
 08-01-32                               6.50            3,261,641           3,416,568
Federal Natl Mtge Assn #545910
 08-01-17                               6.00            3,770,004           3,883,931
Federal Natl Mtge Assn #555340
 04-01-33                               5.50              247,592             246,338
Federal Natl Mtge Assn #555343
 08-01-17                               6.00            3,633,709           3,739,470
Federal Natl Mtge Assn #555375
 04-01-33                               6.00           19,873,068          20,247,571
Federal Natl Mtge Assn #555458
 05-01-33                               5.50           18,213,354          18,008,453
Federal Natl Mtge Assn #555528
 04-01-33                               6.00           14,084,461          14,313,789
Federal Natl Mtge Assn #555734
 07-01-23                               5.00            7,252,550           7,107,824
Federal Natl Mtge Assn #555794
 09-01-28                               7.50              728,307             786,404
Federal Natl Mtge Assn #567840
 10-01-30                               7.00            1,109,525           1,169,788
Federal Natl Mtge Assn #582154
 05-01-31                               6.50               93,059              96,533
Federal Natl Mtge Assn #587859
 12-01-16                               5.50            3,407,989           3,474,166
Federal Natl Mtge Assn #597374
 09-01-31                               7.00              702,853             745,229
Federal Natl Mtge Assn #606882
 10-01-31                               7.00              822,492             866,906
Federal Natl Mtge Assn #611831
 02-01-31                               7.50               31,889              34,405
Federal Natl Mtge Assn #615135
 11-01-16                               6.00              230,505             237,286
Federal Natl Mtge Assn #634650
 04-01-32                               7.50              131,733             141,399
Federal Natl Mtge Assn #638969
 03-01-32                               5.50            1,416,263           1,409,670
Federal Natl Mtge Assn #643362
 04-01-17                               6.50              572,298             595,301
Federal Natl Mtge Assn #646147
 06-01-32                               7.00            2,701,496           2,864,236
Federal Natl Mtge Assn #646446
 06-01-17                               6.50              917,280             954,149
Federal Natl Mtge Assn #649068
 06-01-17                               6.50            1,564,646           1,640,137
Federal Natl Mtge Assn #649263
 08-01-17                               6.50            1,586,631           1,663,020
Federal Natl Mtge Assn #650009
 09-01-31                               7.50               79,187              85,434
Federal Natl Mtge Assn #654208
 10-01-32                               6.50            1,853,529           1,922,137
Federal Natl Mtge Assn #654682
 10-01-32                               6.00            1,159,594           1,182,628
Federal Natl Mtge Assn #654689
 11-01-32                               6.00            1,163,411           1,185,953
Federal Natl Mtge Assn #656908
 09-01-32                               6.50            1,506,693           1,570,693
Federal Natl Mtge Assn #661815
 10-01-32                               6.00              121,029             123,317
Federal Natl Mtge Assn #662061
 09-01-32                               6.50            2,377,736           2,465,748
Federal Natl Mtge Assn #667604
 10-01-32                               5.50              253,161             251,508
Federal Natl Mtge Assn #667787
 02-01-18                               5.50            1,343,533           1,367,103
Federal Natl Mtge Assn #670382
 09-01-32                               6.00            9,050,237           9,197,596
Federal Natl Mtge Assn #670387
 08-01-32                               7.00            1,136,925           1,198,280


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  25

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #677089
 01-01-33                               5.50%            $542,305            $538,764
Federal Natl Mtge Assn #678028
 09-01-17                               6.00            4,506,465           4,637,629
Federal Natl Mtge Assn #678065
 02-01-33                               6.50              370,007             385,684
Federal Natl Mtge Assn #678937
 01-01-18                               5.50            2,180,741           2,222,299
Federal Natl Mtge Assn #678941
 02-01-18                               5.50            2,665,197           2,715,753
Federal Natl Mtge Assn #679095
 04-01-18                               5.00            4,443,271           4,456,629
Federal Natl Mtge Assn #680961
 01-01-33                               6.00              487,822             497,022
Federal Natl Mtge Assn #681080
 02-01-18                               5.00              858,032             860,612
Federal Natl Mtge Assn #681166
 04-01-32                               6.50              321,601             333,605
Federal Natl Mtge Assn #681400
 03-01-18                               5.50            4,143,275           4,218,021
Federal Natl Mtge Assn #682825
 01-01-33                               6.00            1,420,062           1,443,184
Federal Natl Mtge Assn #683100
 02-01-18                               5.50              148,229             151,002
Federal Natl Mtge Assn #683116
 02-01-33                               6.00              228,340             232,058
Federal Natl Mtge Assn #684586
 03-01-33                               6.00            2,896,308           2,950,999
Federal Natl Mtge Assn #686172
 02-01-33                               6.00            2,389,394           2,428,299
Federal Natl Mtge Assn #686528
 02-01-33                               6.00            2,924,254           2,979,481
Federal Natl Mtge Assn #687051
 01-01-33                               6.00            9,390,480           9,476,374
Federal Natl Mtge Assn #689026
 05-01-33                               5.50            1,088,845           1,083,340
Federal Natl Mtge Assn #689093
 07-01-28                               5.50            3,033,055           3,018,936
Federal Natl Mtge Assn #694628
 04-01-33                               5.50            5,947,981           5,918,141
Federal Natl Mtge Assn #694795
 04-01-33                               5.50            7,038,002           7,002,437
Federal Natl Mtge Assn #694988
 03-01-33                               5.50            9,577,308           9,529,223
Federal Natl Mtge Assn #695202
 03-01-33                               6.50            3,270,247           3,387,207
Federal Natl Mtge Assn #695909
 05-01-18                               5.50            1,799,013           1,832,315
Federal Natl Mtge Assn #699424
 04-01-33                               5.50            3,968,127           3,948,132
Federal Natl Mtge Assn #702427
 04-01-33                               5.50            3,661,890           3,642,324
Federal Natl Mtge Assn #704005
 05-01-33                               5.50              916,586             910,314
Federal Natl Mtge Assn #705655
 05-01-33                               5.00              441,125             427,031
Federal Natl Mtge Assn #709093
 06-01-33                               6.00              157,152             159,515
Federal Natl Mtge Assn #709901
 06-01-18                               5.00              432,827             433,714
Federal Natl Mtge Assn #710823
 05-01-33                               5.50              601,846             598,872
Federal Natl Mtge Assn #711503
 06-01-33                               5.50              105,410             105,112
Federal Natl Mtge Assn #720070
 07-01-23                               5.50            2,233,937           2,240,095
Federal Natl Mtge Assn #723687
 08-01-28                               5.50            3,719,220           3,701,907
Federal Natl Mtge Assn #725232
 03-01-34                               5.00           17,362,915          16,808,163
Federal Natl Mtge Assn #725424
 04-01-34                               5.50            1,633,164           1,621,989
Federal Natl Mtge Assn #725425
 04-01-34                               5.50           24,336,649          24,168,624
Federal Natl Mtge Assn #725431
 08-01-15                               5.50              110,191             112,297
Federal Natl Mtge Assn #725684
 05-01-18                               6.00            8,092,327           8,361,662
Federal Natl Mtge Assn #725813
 12-01-33                               6.50            8,583,326           8,890,309
Federal Natl Mtge Assn #726940
 08-01-23                               5.50               72,587              73,103
Federal Natl Mtge Assn #730153
 08-01-33                               5.50            1,049,262           1,042,082
Federal Natl Mtge Assn #735212
 12-01-34                               5.00           18,296,083          17,682,928
Federal Natl Mtge Assn #735224
 02-01-35                               5.50           30,441,454          30,233,154
Federal Natl Mtge Assn #735841
 11-01-19                               4.50            1,585,025           1,558,329
Federal Natl Mtge Assn #738921
 11-01-32                               6.50              773,619             805,414


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
26  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #743262
 10-01-18                               5.00%          $2,874,627          $2,880,322
Federal Natl Mtge Assn #743347
 10-01-33                               6.00               85,496              87,042
Federal Natl Mtge Assn #743579
 11-01-33                               5.50              272,015             270,153
Federal Natl Mtge Assn #745355
 03-01-36                               5.00           17,375,832(u)       16,760,937
Federal Natl Mtge Assn #745563
 08-01-34                               5.50            1,340,274           1,331,103
Federal Natl Mtge Assn #747642
 11-01-28                               5.50            2,356,754           2,345,783
Federal Natl Mtge Assn #753074
 12-01-28                               5.50            6,939,183           6,906,880
Federal Natl Mtge Assn #753091
 12-01-33                               5.50            3,916,118           3,889,321
Federal Natl Mtge Assn #757581
 01-01-19                               5.50              841,591             856,356
Federal Natl Mtge Assn #759342
 01-01-34                               6.50            1,347,542           1,403,537
Federal Natl Mtge Assn #765759
 12-01-18                               5.00            2,829,647           2,838,155
Federal Natl Mtge Assn #766641
 03-01-34                               5.00            6,038,838           5,836,459
Federal Natl Mtge Assn #776962
 04-01-29                               5.00           15,746,589          15,275,956
Federal Natl Mtge Assn #779676
 06-01-34                               5.00            2,092,531           2,022,404
Federal Natl Mtge Assn #804442
 12-01-34                               6.50            1,130,024           1,167,615
Federal Natl Mtge Assn #831870
 11-01-36                               6.50            1,627,213           1,675,749
Federal Natl Mtge Assn #844445
 12-01-35                               5.50           14,168,329          14,038,173
Federal Natl Mtge Assn #845109
 05-01-36                               6.00           24,956,353          25,234,019
Federal Natl Mtge Assn #878661
 02-01-36                               5.50            1,617,499           1,586,968
Federal Natl Mtge Assn #881629
 02-01-36                               5.50            1,093,990           1,073,341
Federal Natl Mtge Assn #882063
 06-01-36                               6.50            3,172,516           3,287,808
Federal Natl Mtge Assn #886291
 07-01-36                               7.00            6,406,896           6,743,897
Federal Natl Mtge Assn #915770
 03-01-37                               6.50            2,848,783           2,933,150
Federal Natl Mtge Assn #928860
 11-01-37                               8.00            1,357,653           1,446,014
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-63 Cl IP
 07-25-33                               7.52           14,025,922(k)        3,887,934
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-71 Cl IM
 12-25-31                               9.86            2,649,411(k)          481,207
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2004-84 Cl GI
 12-25-22                              10.56              757,372(k)          106,273
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 367 Cl 2
 01-01-36                               6.57           14,203,335(k)        3,793,430
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 379 Cl 2
 05-01-37                               6.52           22,174,034(k)        5,961,003
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Principal Only
 Series 43 Cl 1
 09-01-18                               2.72               13,144(l)           11,598
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2003-133 Cl GB
 12-25-26                               8.00            2,893,173           3,093,138
Govt Natl Mtge Assn
 09-01-38                               5.50           19,000,000(g)       18,845,625
 09-01-38                               6.00           20,000,000(g)       20,293,760
Govt Natl Mtge Assn #345538
 02-15-24                               8.00               98,330             107,484
Govt Natl Mtge Assn #398831
 08-15-26                               8.00              121,323             132,734
Govt Natl Mtge Assn #423782
 05-15-26                               7.50              333,192             358,627


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  27

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
MORTGAGE-BACKED (CONT.)
Govt Natl Mtge Assn #425004
 10-15-33                               5.50%          $3,304,374          $3,313,386
Govt Natl Mtge Assn #426170
 06-15-26                               8.00              104,876             114,740
Govt Natl Mtge Assn #567717
 06-15-32                               7.50               15,284              16,399
Govt Natl Mtge Assn #595256
 12-15-32                               6.00            5,357,233           5,460,573
Govt Natl Mtge Assn #604580
 08-15-33                               5.00            3,328,296           3,263,385
Govt Natl Mtge Assn #604708
 10-15-33                               5.50            8,733,946           8,757,766
Govt Natl Mtge Assn #606844
 09-15-33                               5.00            8,000,403           7,844,373
Govt Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2002-70 Cl IC
 08-20-32                              15.22            6,427,361(k)        1,172,639
Govt Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2002-80 Cl CI
 01-20-32                              40.88              948,415(k)           71,642
Harborview Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2005-16 Cl 3A1B
 01-19-36                               2.81              271,624(j)          122,029
Harborview Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2006-8 Cl 2A1B
 08-21-36                               2.72              952,478(j)          430,265
IndyMac Index Mtge Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2005-AR8 Cl AX1
 04-25-35                              20.00           68,154,511(k)           74,544
IndyMac Index Mtge Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2006-AR25 Cl 3A3
 09-25-36                               0.00           30,542,818(k)          312,062
IndyMac Index Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2005-AR25 Cl 1A21
 12-25-35                               5.83            5,828,062(j)        3,750,450
Lehman Mortgage Trust
 Collateralized Mtge Obligation
 Series 2008-2 Cl 1A2
 03-25-38                               6.00            7,442,853           5,289,368
Lehman XS Trust
 Collateralized Mtge Obligation
 Series 2007-5H Cl 1A1
 05-25-37                               6.50           19,187,317          13,017,405
MASTR Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2004-2 Cl 4A1
 02-25-19                               5.00            5,203,266           4,793,508
MASTR Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2004-4 Cl 2A1
 05-25-34                               6.00            3,124,874           2,871,417
MASTR Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2004-7 Cl 8A1
 08-25-19                               5.00            4,197,350           3,784,789
MASTR Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2004-8 Cl 7A1
 09-25-19                               5.00            5,806,220           5,330,730
MASTR Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2005-3 Cl 1A2
 04-25-35                               5.50              950,000             788,776
Merrill Lynch Alternative Note Asset
 Collateralized Mtge Obligation
 Series 2007-OAR2 Cl A1
 04-25-37                               2.65              955,568(i)          589,643
Morgan Stanley Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2007-12 Cl 3A22
 08-25-37                               6.00           17,595,299          14,352,406
Residential Accredit Loans
 Collateralized Mtge Obligation
 Series 2006-QS3 Cl 1A10
 03-25-36                               6.00            5,348,114           4,864,748
Residential Funding Mtge Securities I
 Collateralized Mtge Obligation
 Series 2005-S6 Cl A8
 08-25-35                               5.25           20,380,247          17,456,558


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
28  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
MORTGAGE-BACKED (CONT.)
Structured Adjustable Rate Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2006-5 Cl 4A1
 06-25-36                               5.93%            $657,198(j)         $476,736
Structured Asset Securities
 Collateralized Mtge Obligation
 Series 2003-33H Cl 1A1
 10-25-33                               5.50           12,370,053          10,876,949
Washington Mutual Alternative Mtge Loan Trust
 Pass-Through Ctfs
 Collateralized Mtge Obligation
 Interest Only
 Series 2005-AR1 Cl X2
 12-25-35                              20.00           25,617,770(k)           40,028
Washington Mutual Mtge Pass-Through Ctfs
 Collateralized Mtge Obligation
 Series 2005-AR14 Cl 2A1
 12-25-35                               5.29            5,200,019(j)        4,739,187
Washington Mutual Mtge Pass-Through Ctfs
 Collateralized Mtge Obligation
 Series 2006-AR10 Cl 1A1
 09-25-36                               5.93            4,932,195(j)        4,397,328
Washington Mutual Mtge Pass-Through Ctfs
 Collateralized Mtge Obligation
 Series 2006-AR3 Cl A1A
 02-25-46                               4.08            6,509,645(j)        4,096,286
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2005-10 Cl A1
 10-25-35                               5.00           25,846,145          23,034,718
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2005-14 Cl 2A1
 12-25-35                               5.50            1,912,908           1,720,272
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2005-5 Cl 2A1
 05-25-35                               5.50           10,561,525           9,373,353
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2006-AR12 Cl 1A1
 09-25-36                               6.02            4,758,801(j)        4,198,550
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2006-AR6 Cl 5A1
 03-25-36                               5.11           10,919,669(j)       10,105,511
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2007-11 Cl A68
 08-25-37                               6.00           16,788,485          15,820,132
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2007-14 Cl 1A2
 10-25-37                               6.00            7,147,965           5,079,802
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2007-15 Cl A1
 11-25-37                               6.00           14,653,816          12,612,014
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2007-AR9 Cl A2
 12-28-37                               6.39            9,503,436(j)        5,073,725
                                                                         ------------
Total                                                                   1,576,187,074
-------------------------------------------------------------------------------------

AEROSPACE & DEFENSE (--%)
DRS Technologies
 11-01-13                               6.88              462,000             467,775
Moog
 Sr Sub Nts
 06-15-18                               7.25              915,000(d)          896,700
                                                                         ------------
Total                                                                       1,364,475
-------------------------------------------------------------------------------------

BANKING (3.6%)
Banco Nacional de Desenvolvimento Economico e Social
 Sr Unsecured
 06-16-18                               6.37              975,000(c,d)        982,313
Bank of America
 Sr Unsecured
 05-01-18                               5.65           30,150,000          27,868,418
Citigroup
 Sr Unsecured
 02-14-11                               5.13            4,235,000           4,182,270
 04-11-13                               5.50            8,475,000           8,173,104
 05-15-18                               6.13           17,065,000          15,954,956
Credit Suisse New York
 Sub Nts
 02-15-18                               6.00            4,800,000           4,591,057
JPMorgan Chase & Co
 Sr Nts
 01-15-18                               6.00           16,555,000          16,062,237


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  29

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
BANKING (CONT.)
JPMorgan Chase Bank
 Sub Nts
 10-01-17                               6.00%          $8,595,000          $8,319,926
Manufacturers & Traders Trust
 Sub Nts
 12-01-21                               5.63           15,595,000          11,952,139
Popular North America
 10-01-08                               3.88           32,427,000          32,407,648
                                                                         ------------
Total                                                                     130,494,068
-------------------------------------------------------------------------------------

BROKERAGE (1.2%)
Lehman Brothers Holdings
 Sr Unsecured
 05-02-18                               6.88           13,460,000(w)       12,531,597
Merrill Lynch & Co
 02-05-13                               5.45            4,315,000           4,004,769
 04-25-18                               6.88           10,665,000           9,897,009
Morgan Stanley
 Sr Unsecured
 04-01-18                               6.63           18,215,000          16,923,975
                                                                         ------------
Total                                                                      43,357,350
-------------------------------------------------------------------------------------

CHEMICALS (0.2%)
Airgas
 10-01-18                               7.13            2,695,000(d)        2,698,369
INVISTA
 Sr Unsecured
 05-01-12                               9.25            4,096,000(d)        4,070,399
NALCO
 11-15-11                               7.75            1,415,000           1,432,688
                                                                         ------------
Total                                                                       8,201,456
-------------------------------------------------------------------------------------

CONSUMER PRODUCTS (0.5%)
Clorox
 Sr Unsecured
 10-15-12                               5.45            3,280,000           3,305,657
 03-01-13                               5.00           15,125,000          14,895,618
                                                                         ------------
Total                                                                      18,201,275
-------------------------------------------------------------------------------------

DIVERSIFIED MANUFACTURING (0.3%)
Tyco Electronics Group
 10-01-12                               6.00            1,720,000(c)        1,706,947
 01-15-14                               5.95            7,850,000(c)        7,854,825
                                                                         ------------
Total                                                                       9,561,772
-------------------------------------------------------------------------------------

ELECTRIC (3.2%)
Consumers Energy
 1st Mtge Series H
 02-17-09                               4.80           14,685,000          14,732,578
Duke Energy Carolinas LLC
 Sr Unsecured Series D
 03-01-10                               7.38            9,880,000          10,356,404
Duke Energy Indiana
 1st Mtge
 08-15-38                               6.35            3,925,000           3,922,581
Exelon
 Sr Unsecured
 06-15-10                               4.45           11,905,000          11,871,642
FirstEnergy
 Sr Unsecured Series B
 11-15-11                               6.45            5,945,000           6,101,881
Florida Power
 1st Mtge
 06-15-38                               6.40            4,900,000           4,986,176
Indiana Michigan Power
 Sr Unsecured
 03-15-37                               6.05           10,870,000           9,519,859
Majapahit Holding
 10-17-16                               7.75              480,000(c,d)        458,400
Midwest Generation LLC
 Pass-Through Ctfs Series B
 01-02-16                               8.56              163,621             168,939
Nevada Power
 08-01-18                               6.50            7,145,000           7,260,867
Nevada Power
 Series M
 03-15-16                               5.95            3,460,000           3,395,468
NiSource Finance
 03-01-13                               6.15            3,890,000           3,863,715
Northern States Power
 Sr Unsecured
 08-01-09                               6.88            6,245,000           6,408,251
PacifiCorp
 1st Mtge
 09-15-13                               5.45            5,095,000           5,202,127
 07-15-38                               6.35            5,395,000           5,376,963
Portland General Electric
 03-15-10                               7.88            3,165,000           3,318,351
Potomac Electric Power
 Sr Secured
 06-01-35                               5.40            3,160,000           2,697,515


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
30  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
ELECTRIC (CONT.)
Progress Energy Carolinas
 1st Mtge
 04-01-38                               6.30%          $1,735,000          $1,745,448
Sierra Pacific Power
 Series M
 05-15-16                               6.00           13,555,000          13,337,578
                                                                         ------------
Total                                                                     114,724,743
-------------------------------------------------------------------------------------

ENTERTAINMENT (0.1%)
United Artists Theatre Circuit
 Pass-Through Ctfs
 07-01-15                               9.30            5,209,587(n)        5,157,491
-------------------------------------------------------------------------------------

ENVIRONMENTAL (0.1%)
Allied Waste North America
 Sr Secured
 02-15-14                               6.13              875,000             850,938
 06-01-17                               6.88            1,525,000           1,498,312
                                                                         ------------
Total                                                                       2,349,250
-------------------------------------------------------------------------------------

FOOD AND BEVERAGE (1.5%)
Cadbury Schweppes US Finance LLC
 10-01-08                               3.88            2,935,000(d)        2,934,251
ConAgra Foods
 Sr Unsecured
 09-15-11                               6.75            3,895,000           4,037,752
Cott Beverages USA
 12-15-11                               8.00            2,650,000           2,226,000
Dr Pepper Snapple Group
 Sr Nts
 05-01-18                               6.82            7,760,000(d)        7,901,736
Kraft Foods
 Sr Unsecured
 01-26-39                               6.88            7,620,000           7,467,687
Molson Coors Capital Finance
 09-22-10                               4.85           13,415,000(c)       13,562,726
SABMiller
 01-15-14                               5.70           14,775,000(c,d)     14,770,901
                                                                         ------------
Total                                                                      52,901,053
-------------------------------------------------------------------------------------

GAMING (--%)
Mohegan Tribal Gaming Authority
 Sr Sub Nts
 04-01-12                               8.00              750,000             637,500
-------------------------------------------------------------------------------------

GAS PIPELINES (1.6%)
CenterPoint Energy Resources
 Sr Unsecured
 02-15-11                               7.75            5,775,000           6,025,277
Colorado Interstate Gas
 Sr Unsecured
 11-15-15                               6.80           13,003,000          13,138,024
Kinder Morgan Energy Partners LP
 Sr Unsecured
 03-15-11                               6.75            2,345,000           2,432,264
Northern Natural Gas
 Sr Unsecured
 02-15-37                               5.80            1,700,000(d)        1,563,369
Northwest Pipeline
 Sr Unsecured
 04-15-17                               5.95            7,625,000           7,411,298
Southern Natural Gas
 Sr Unsecured
 04-01-17                               5.90            7,011,000(d)        6,643,049
Southern Star Central
 Sr Nts
 03-01-16                               6.75            1,460,000           1,361,450
Transcontinental Gas Pipe Line
 Sr Unsecured
 04-15-16                               6.40           11,329,000          11,420,187
Transcontinental Gas Pipe Line
 Sr Unsecured Series B
 08-15-11                               7.00            7,965,000           8,302,788
                                                                         ------------
Total                                                                      58,297,706
-------------------------------------------------------------------------------------

HEALTH CARE (0.2%)
Cardinal Health
 Sr Unsecured
 06-15-12                               5.65            3,860,000           3,855,153
Omnicare
 12-15-13                               6.75            2,370,000           2,221,875
 12-15-15                               6.88              355,000             333,700
                                                                         ------------
Total                                                                       6,410,728
-------------------------------------------------------------------------------------

HEALTH CARE INSURANCE (0.3%)
Coventry Health Care
 Sr Unsecured
 08-15-14                               6.30            3,370,000           3,173,263
 03-15-17                               5.95            1,685,000           1,480,935


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  31

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
HEALTH CARE INSURANCE (CONT.)
UnitedHealth Group
 Sr Unsecured
 11-15-37                               6.63%          $4,425,000          $3,935,059
 02-15-38                               6.88            1,025,000             940,072
                                                                         ------------
Total                                                                       9,529,329
-------------------------------------------------------------------------------------

INDEPENDENT ENERGY (2.3%)
Anadarko Petroleum
 Sr Unsecured
 09-15-09                               3.18            2,175,000(i)        2,156,784
 09-15-16                               5.95           13,215,000          12,878,004
Canadian Natural Resources
 Sr Unsecured
 02-01-39                               6.75            4,270,000(c)        4,147,766
EnCana Holdings Finance
 05-01-14                               5.80            1,790,000(c)        1,782,688
EnCana
 Sr Nts
 10-15-13                               4.75            1,410,000(c)        1,361,842
EnCana
 Sr Unsecured
 11-01-11                               6.30           17,330,000(c)       17,886,345
Nexen
 11-20-13                               5.05            3,275,000(c)        3,185,519
Quicksilver Resources
 08-01-15                               8.25            3,830,000           3,705,525
SandRidge Energy
 Sr Nts
 06-01-18                               8.00              770,000(d)          723,800
XTO Energy
 Sr Unsecured
 02-01-14                               4.90           21,995,000          21,059,860
 01-31-15                               5.00            6,965,000           6,581,249
 06-30-15                               5.30            7,115,000           6,840,126
                                                                         ------------
Total                                                                      82,309,508
-------------------------------------------------------------------------------------

INTEGRATED ENERGY (0.7%)
Marathon Oil
 Sr Unsecured
 03-15-18                               5.90           11,760,000          11,242,801
Petro-Canada
 Sr Unsecured
 05-15-38                               6.80           11,560,000(c)       10,997,421
Suncor Energy
 Sr Unsecured
 06-01-39                               6.85            3,320,000(c)        3,320,681
TNK-BP Finance
 03-13-18                               7.88              545,000(c,d)        504,806
                                                                         ------------
Total                                                                      26,065,709
-------------------------------------------------------------------------------------

LIFE INSURANCE (1.1%)
MetLife
 Sr Unsecured Series A
 08-15-18                               6.82            7,800,000           7,794,217
Metropolitan Life Global Funding I
 Sr Secured
 04-10-13                               5.13           12,760,000(d)       12,549,626
Pricoa Global Funding I
 Secured
 10-18-12                               5.40           11,265,000(d)       11,127,602
Principal Life Income Funding Trusts
 Sr Secured
 12-14-12                               5.30            8,140,000           8,103,924
                                                                         ------------
Total                                                                      39,575,369
-------------------------------------------------------------------------------------

MEDIA CABLE (0.9%)
Comcast
 03-15-11                               5.50           12,280,000          12,409,354
 03-15-37                               6.45           14,400,000          13,281,048
 05-15-38                               6.40            3,980,000           3,661,863
CSC Holdings
 Sr Unsecured Series B
 07-15-09                               8.13            1,970,000           1,997,088
                                                                         ------------
Total                                                                      31,349,353
-------------------------------------------------------------------------------------

MEDIA NON CABLE (2.7%)
British Sky Broadcasting Group
 02-23-09                               6.88           16,285,000(c)       16,476,365
 02-15-18                               6.10            7,940,000(c,d)      7,683,284
DIRECTV Holdings LLC/Financing
 05-15-16                               7.63            3,505,000(d)        3,491,856
EchoStar DBS
 10-01-13                               7.00              225,000             213,750
 10-01-14                               6.63              363,000             333,960
 02-01-16                               7.13              940,000             864,800
News America
 12-15-35                               6.40            9,565,000           8,850,734
 11-15-37                               6.65            2,370,000           2,284,765
Reed Elsevier Capital
 08-01-11                               6.75            7,680,000           7,987,658


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
32  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
MEDIA NON CABLE (CONT.)
RR Donnelley & Sons
 Sr Unsecured
 01-15-17                               6.13%         $16,305,000         $14,966,653
Thomson Reuters
 08-15-09                               4.25            6,430,000(c)        6,405,579
 10-01-14                               5.70           16,650,000(c)       16,586,747
 07-15-18                               6.50           10,170,000(c)       10,298,864
                                                                         ------------
Total                                                                      96,445,015
-------------------------------------------------------------------------------------

NON CAPTIVE CONSUMER (--%)
American Express
 Sr Unsecured
 03-19-38                               8.15              975,000             985,379
-------------------------------------------------------------------------------------

OIL FIELD SERVICES (0.1%)
Gaz Capital
 Sr Unsecured
 11-22-16                               6.21            1,255,000(c,d)      1,126,362
KazMunaiGaz Finance
 07-02-18                               9.13              720,000(c,d)        740,907
                                                                         ------------
Total                                                                       1,867,269
-------------------------------------------------------------------------------------

PACKAGING (0.2%)
Owens-Brockway Glass Container
 05-15-13                               8.25            4,320,000           4,449,600
Vitro
 02-01-17                               9.13            1,640,000(c)        1,271,000
                                                                         ------------
Total                                                                       5,720,600
-------------------------------------------------------------------------------------

PAPER (--%)
Smurfit-Stone Container Enterprises
 Sr Unsecured
 03-15-17                               8.00              890,000             712,000
-------------------------------------------------------------------------------------

RAILROADS (0.7%)
CSX
 Sr Unsecured
 03-15-12                               6.30            4,400,000           4,424,930
 03-15-13                               5.75           10,785,000          10,545,779
 04-01-15                               6.25            9,760,000           9,563,121
                                                                         ------------
Total                                                                      24,533,830
-------------------------------------------------------------------------------------

REITS (0.2%)
Brandywine Operating Partnership LP
 05-01-17                               5.70            1,905,000           1,614,632
ERP Operating LP
 Sr Unsecured
 06-15-17                               5.75            4,285,000           3,786,841
Simon Property Group LP
 Sr Unsecured
 12-01-16                               5.25              915,000             821,723
                                                                         ------------
Total                                                                       6,223,196
-------------------------------------------------------------------------------------

RETAILERS (0.6%)
Home Depot
 Sr Unsecured
 03-01-11                               5.20            2,060,000           2,056,156
Kohl's
 Sr Unsecured
 12-15-17                               6.25            3,785,000           3,590,644
Macys Retail Holdings
 07-15-09                               4.80           17,954,000          17,709,736
                                                                         ------------
Total                                                                      23,356,536
-------------------------------------------------------------------------------------

SUPERMARKETS (0.1%)
Kroger
 04-15-12                               6.75            3,790,000           3,960,147
-------------------------------------------------------------------------------------

TECHNOLOGY (--%)
Communications & Power Inds
 02-01-12                               8.00              110,000             106,150
-------------------------------------------------------------------------------------

TOBACCO (0.2%)
Philip Morris Intl
 Sr Unsecured
 05-16-18                               5.65            7,910,000           7,781,905
-------------------------------------------------------------------------------------

TRANSPORTATION SERVICES (0.5%)
Erac USA Finance
 10-15-17                               6.38           23,290,000(d)       19,957,936
-------------------------------------------------------------------------------------

TREASURY (--%)
Govt of Indonesia
 (Indonesian Rupiah)
 07-15-22                              10.25       15,000,000,000(c)        1,414,462
-------------------------------------------------------------------------------------

WIRELESS (0.2%)
Nextel Communications
 Series D
 08-01-15                               7.38            4,480,000           3,640,000
Nextel Communications
 Series E
 10-31-13                               6.88              310,000             254,975


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  33

BONDS (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
WIRELESS (CONT.)
Rogers Communications
 08-15-18                               6.80%          $4,900,000(c)       $4,998,000
                                                                         ------------
Total                                                                       8,892,975
-------------------------------------------------------------------------------------

WIRELINES (5.1%)
AT&T
 Sr Unsecured
 03-15-11                               6.25           14,811,000          15,380,364
 01-15-38                               6.30           10,435,000           9,869,661
 05-15-38                               6.40           10,815,000          10,338,213
Frontier Communications
 Sr Unsecured
 01-15-13                               6.25            1,770,000           1,690,350
Telecom Italia Capital
 11-15-13                               5.25           31,965,000(c)       29,886,284
Telefonica Europe
 09-15-10                               7.75           19,171,000(c)       20,209,857
TELUS
 Sr Unsecured
 06-01-11                               8.00           42,581,000(c)       45,583,515
Verizon Communications
 04-15-38                               6.90            9,795,000           9,702,933
Verizon New York
 Sr Unsecured Series A
 04-01-12                               6.88           30,213,000          31,323,116
Verizon Pennsylvania
 Sr Unsecured Series A
 11-15-11                               5.65            7,725,000           7,829,042
Windstream
 08-01-16                               8.63            1,535,000           1,519,650
 03-15-19                               7.00              235,000             205,625
                                                                         ------------
Total                                                                     183,538,610
-------------------------------------------------------------------------------------
TOTAL BONDS
(Cost: $3,867,551,404)                                                 $3,707,435,002
-------------------------------------------------------------------------------------



MUNICIPAL BONDS (0.2%)
NAME OF ISSUER AND TITLE OF         COUPON           PRINCIPAL
ISSUE                                RATE              AMOUNT                VALUE(a)
TOBACCO
Tobacco Settlement Financing Corporation
 Revenue Bonds
 Series 2007A-1
 06-01-46                               6.71%          $9,445,000          $7,553,450
-------------------------------------------------------------------------------------
TOTAL MUNICIPAL BONDS
(Cost: $9,431,628)                                                         $7,553,450
-------------------------------------------------------------------------------------



SENIOR LOANS (0.7%)(r)
                                    COUPON           PRINCIPAL
BORROWER                             RATE              AMOUNT                VALUE(a)
CONSTRUCTION MACHINERY (--%)
Manitowoc
 Tranche B Term Loan
 TBD                                     TBD           $1,630,000(g,t)     $1,625,420
-------------------------------------------------------------------------------------

CONSUMER CYCLICAL SERVICES (0.1%)
West Corp
 Tranche B2 Term Loan
 10-24-13                          4.84-5.17%           2,674,360           2,335,385
-------------------------------------------------------------------------------------

FOOD AND BEVERAGE (--%)
Wrigley
 Tranche B Term Loan
 TBD                                     TBD              820,000(g,t)        823,698
-------------------------------------------------------------------------------------

HEALTH CARE (0.4%)
Community Health Systems
 Delayed Draw Term Loan
 TBD                                     TBD              253,243(g,s,t)      239,315
Community Health Systems
 Term Loan
 07-25-14                          4.72-5.06            4,951,634           4,679,294
HCA
 Tranche B Term Loan
 11-17-13                               5.05            7,228,560           6,772,293
                                                                         ------------
Total                                                                      11,690,902
-------------------------------------------------------------------------------------

MEDIA CABLE (0.1%)
Charter Communications
 Term Loan
 09-06-14                          4.67-4.80            4,237,705           3,701,635
-------------------------------------------------------------------------------------



See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
34  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

SENIOR LOANS (CONTINUED)
                                    COUPON           PRINCIPAL
BORROWER                             RATE              AMOUNT                VALUE(a)

MEDIA NON CABLE (0.1%)
Idearc
 Tranche B Term Loan
 11-17-14                          4.47-4.80%          $2,618,056          $1,836,200
Nielsen Finance
 Term Loan
 08-09-13                               4.80            2,943,197(c)        2,719,249
                                                                         ------------
Total                                                                       4,555,449
-------------------------------------------------------------------------------------

PAPER (--%)
Georgia-Pacific
 Tranche B Term Loan
 12-20-12                          4.45-4.55                7,209               6,806
-------------------------------------------------------------------------------------

TECHNOLOGY (--%)
Flextronics Intl
 Term Loan
 10-01-14                               5.04                3,033               2,782
-------------------------------------------------------------------------------------
TOTAL SENIOR LOANS
(Cost: $27,304,282)                                                       $24,742,077
-------------------------------------------------------------------------------------






COMMON STOCKS (--%)
ISSUER                                                 SHARES                VALUE(a)
PAPER & FOREST PRODUCTS
Crown Paper Escrow                                    6,950,000(b,n)               $7
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $--)                                                                        $7
-------------------------------------------------------------------------------------



MONEY MARKET FUND (9.1%)(q)
                                                       SHARES                VALUE(a)
RiverSource Short-Term
 Cash Fund, 2.57%                                   329,852,708(v)       $329,852,708
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $329,852,708)                                                     $329,852,708
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $4,234,140,022)(x)                                              $4,069,583,244
=====================================================================================




INVESTMENTS IN DERIVATIVES

FUTURES CONTRACTS OUTSTANDING AT AUG. 31, 2008


                                 NUMBER OF                                  UNREALIZED
                                 CONTRACTS      NOTIONAL     EXPIRATION    APPRECIATION
CONTRACT DESCRIPTION           LONG (SHORT)   MARKET VALUE      DATE      (DEPRECIATION)
----------------------------------------------------------------------------------------
U.S. Long Bond, 20-year              919      $107,810,188    Dec. 2008        $446,156
U.S. Treasury Note, 2-year           484       102,744,125    Jan. 2009          82,338
U.S. Treasury Note, 5-year          (579)      (65,110,362)   Oct. 2008        (749,016)
U.S. Treasury Note, 5-year        (2,112)     (236,412,000)   Jan. 2009        (273,561)
U.S. Treasury Note, 10-year         (733)      (85,531,938)  Sept. 2008      (1,990,951)
U.S. Treasury Note, 10-year       (1,775)     (205,012,500)   Dec. 2008         293,665
----------------------------------------------------------------------------------------
Total                                                                       $(2,191,369)
----------------------------------------------------------------------------------------





                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  35

CREDIT DEFAULT SWAP CONTRACTS OUTSTANDING AT AUG. 31, 2008


                          REFERENCED       BUY/SELL   PAY/RECEIVE    EXPIRATION     NOTIONAL    UNREALIZED    UNREALIZED
COUNTERPARTY                ENTITY        PROTECTION   FIXED RATE       DATE         AMOUNT    APPRECIATION  DEPRECIATION
-------------------------------------------------------------------------------------------------------------------------
Goldman Sachs         Home Depot              Buy          .50%    March 20, 2011  $1,920,000      $41,547          $--
-------------------------------------------------------------------------------------------------------------------------
Lehman Brothers       Kinder Morgan           Buy          .41     March 20, 2011   2,345,000       23,737           --
  Special Financing   Energy Partners
-------------------------------------------------------------------------------------------------------------------------
Citibank              Reed Elsevier           Buy          .26     Sept. 20, 2011   1,915,000        9,783           --
                      Capital
-------------------------------------------------------------------------------------------------------------------------
Goldman Sachs         ConAgra Foods           Buy          .18     Sept. 20, 2011   3,895,000       23,354           --
-------------------------------------------------------------------------------------------------------------------------
Goldman Sachs         FirstEnergy             Buy          .60      Dec. 20, 2011   1,750,000           --       (5,701)
-------------------------------------------------------------------------------------------------------------------------
JP Morgan Chase Bank  Kroger                  Buy          .36     March 20, 2012   3,790,000       22,599           --
-------------------------------------------------------------------------------------------------------------------------
JP Morgan Chase Bank  Cardinal Health         Buy         .225      June 20, 2012   3,860,000       45,912           --
-------------------------------------------------------------------------------------------------------------------------
Citibank              Clorox                  Buy          .31      Dec. 20, 2012   3,110,000       59,561           --
-------------------------------------------------------------------------------------------------------------------------
JP Morgan Chase Bank  NiSource Finance        Buy          .55      Dec. 20, 2012   3,890,000      140,249           --
-------------------------------------------------------------------------------------------------------------------------
Total                                                                                             $366,742      $(5,701)
-------------------------------------------------------------------------------------------------------------------------


FORWARD FOREIGN CURRENCY CONTRACTS OPEN AT AUG. 31, 2008


                              CURRENCY TO         CURRENCY TO       UNREALIZED     UNREALIZED
EXCHANGE DATE                 BE DELIVERED        BE RECEIVED      APPRECIATION   DEPRECIATION
----------------------------------------------------------------------------------------------
Oct. 1, 2008                     19,022,000           18,151,491     $245,847             $--
                            Canadian Dollar          U.S. Dollar
----------------------------------------------------------------------------------------------
Oct. 1, 2008                    797,373,000            7,286,204           --         (53,333)
                               Japanese Yen          U.S. Dollar
----------------------------------------------------------------------------------------------
Oct. 1, 2008                     11,937,000           10,900,116       55,396              --
                                 Swiss Fanc          U.S. Dollar
----------------------------------------------------------------------------------------------
Oct. 1, 2008                     10,872,720            5,880,000           --        (176,180)
                                U.S. Dollar        British Pound
----------------------------------------------------------------------------------------------
Oct. 1, 2008                      7,220,928           10,257,000           --         (72,824)
                                U.S. Dollar   New Zealand Dollar
----------------------------------------------------------------------------------------------
Oct. 1, 2008                     18,098,503           97,398,000           --        (184,754)
                                U.S. Dollar      Norwegian Krone
----------------------------------------------------------------------------------------------
Total                                                                $301,243       $(487,091)
----------------------------------------------------------------------------------------------


NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b) Non-income producing. For long-term debt securities, item identified is in default as to payment of interest and/or principal.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in U.S. dollar currency unless otherwise noted. At Aug. 31, 2008, the value of foreign securities represented 7.7% of net assets.


--------------------------------------------------------------------------------
36  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security may be determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Aug. 31, 2008, the value of these securities amounted to $176,352,688 or 4.9% of net assets.

(e) This is a variable rate security that entitles holders to receive only interest payments. Interest is paid annually. The interest payment is based on the Gross Domestic Product (GDP) level of the previous year for the respective country. To the extent that the previous year's GDP exceeds the 'base case GDP', an interest payment is made equal to 0.012225 of the difference.

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and collateralized mortgage obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(g) At Aug. 31, 2008, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $540,119,805. See Note 1 to the financial statements.

(h) The following abbreviations are used in the portfolio security descriptions to identify the insurer of the issue:

     AMBAC  -- Ambac Assurance Corporation
     FSA    -- Financial Security Assurance
     MBIA   -- MBIA Insurance Corporation


(i) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Aug. 31, 2008.

(j) Adjustable rate mortgage; interest rate varies to reflect current market conditions; rate shown is the effective rate on Aug. 31, 2008.

(k) Interest only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. Interest rate disclosed represents yield based upon the estimated timing and amount of future cash flows at Aug. 31, 2008.

(l) Principal only represents securities that entitle holders to receive only principal payments on the underlying mortgages. The yield to maturity of a principal only is sensitive to the rate of principal payments on the underlying mortgage assets. A slow (rapid) rate of principal repayments may have an adverse (positive) effect on yield to maturity. Interest rate disclosed represents yield based upon the estimated timing of future cash flows at Aug. 31, 2008.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  37

(m) Inflation-indexed bonds are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.

(n)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to procedures approved, in good faith, by the Fund's Board of Directors. Information concerning such security holdings at Aug. 31, 2008, is as follows:

                                            ACQUISITION
     SECURITY                                  DATES                 COST
     ----------------------------------------------------------------------
     Banc of America Funding*
       Collateralized Mtge
       Obligation
       Series 2006-2 Cl N1
       7.25% 2046                     11-14-06 thru 07-22-08       $326,739
     Crown Paper Escrow
       Common                                04-16-07                    --
     United Artists Theatre Circuit
       Pass-Through Ctfs
       9.30% 2015                     02-23-96 thru 08-12-96      5,041,037


     * Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended.

(o) Represents comparable securities held to satisfy future delivery requirements of the following open forward sale commitments at Aug. 31, 2008:

                              PRINCIPAL   SETTLEMENT    PROCEEDS
     SECURITY                  AMOUNT        DATE      RECEIVABLE       VALUE
     --------------------------------------------------------------------------
     Federal Natl Mtge Assn
       09-01-23 5.00%        $8,725,000    09-16-08    $8,515,055    $8,643,203
       09-01-23 5.50         14,700,000    09-16-08    14,668,418    14,819,438


(p) At Aug. 31, 2008, security was partially or fully on loan. See Note 5 to the financial statements.

(q) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 0.8% of net assets. See Note 5 to the financial statements. The Fund's cash equivalent position is 8.3% of net assets.

(r) Senior loans have rates of interest that float periodically based primarily on the London Interbank Offered Rate ("LIBOR") and other short-term rates. Remaining maturities of senior loans may be less than the stated maturities shown as a result of contractual or optional prepayments by the borrower. Such prepayments cannot be predicted with certainty.

(s) At Aug. 31, 2008, the Fund had unfunded senior loan commitments pursuant to the terms of the loan agreement. The Fund receives a stated coupon rate until the borrower draws on the loan commitment, at which time the rate will become the stated rate in the loan agreement.

                                                      UNFUNDED
     BORROWER                                        COMMITMENT
     ----------------------------------------------------------
     Community Health Systems                         $253,243




--------------------------------------------------------------------------------
38  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

(t) Represents a senior loan purchased on a when-issued or delayed-delivery basis. Certain details associated with this purchase are not known prior to the settlement date of the transaction. In addition, senior loans typically trade without accrued interest and therefore a weighted average coupon rate is not available prior to settlement. At settlement, if still unknown, the borrower or counterparty will provide the Fund with the final weighted average coupon rate and maturity date.

(u) At Aug. 31, 2008, investments in securities included securities valued at $9,260,276 that were partially pledged as collateral to cover initial margin deposits on open interest rate futures contracts.

(v) Affiliated Money Market Fund -- See Note 6 to the financial statements. The rate shown is the seven-day current annualized yield at Aug. 31, 2008.

(w) Subsequent to Aug. 31, 2008, Lehman Brothers Holdings filed a Chapter 11 bankruptcy petition. As a result, this security has been determined to be non-income producing.

(x) At Aug. 31, 2008, the cost of securities for federal income tax purposes was $4,261,588,854 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                          $26,069,097
     Unrealized depreciation                         (218,074,707)
     ------------------------------------------------------------
     Net unrealized depreciation                    $(192,005,610)
     ------------------------------------------------------------


The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  39

FINANCIAL STATEMENTS -----------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
AUG. 31, 2008


ASSETS
Investments in securities, at value
  Unaffiliated issuers* (identified cost $3,904,287,314)       $3,739,730,536
  Affiliated money market fund (identified cost $329,852,708)     329,852,708
-----------------------------------------------------------------------------
Total investments in securities (identified cost
  $4,234,140,022)                                               4,069,583,244
Cash                                                                   98,772
Foreign currency holdings (identified cost $1,022)                        962
Capital shares receivable                                           6,048,489
Dividends and accrued interest receivable                          32,749,564
Receivable for investment securities sold                         149,853,061
Unrealized appreciation on forward foreign currency contracts         301,243
Unrealized appreciation on swap contracts                             366,742
-----------------------------------------------------------------------------
Total assets                                                    4,259,002,077
-----------------------------------------------------------------------------
LIABILITIES
Forward sale commitments, at value (proceeds receivable
  $23,183,473)                                                     23,462,641
Dividends payable to shareholders                                     915,186
Capital shares payable                                              7,832,782
Payable for investment securities purchased                        23,994,040
Payable for securities purchased on a forward-commitment
  basis                                                           540,119,805
Payable upon return of securities loaned                           30,850,000
Variation margin payable                                              119,068
Unrealized depreciation on forward foreign currency contracts         487,091
Unrealized depreciation on swap contracts                               5,701
Accrued investment management services fees                            44,397
Accrued distribution fees                                             595,331
Accrued transfer agency fees                                            7,771
Accrued administrative services fees                                    6,000
Accrued plan administration services fees                              15,547
Other accrued expenses                                                358,062
-----------------------------------------------------------------------------
Total liabilities                                                 628,813,422
-----------------------------------------------------------------------------
Net assets applicable to outstanding capital stock             $3,630,188,655
-----------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                $    7,809,294
Additional paid-in capital                                      3,940,889,083
Undistributed net investment income                                 1,974,902
Accumulated net realized gain (loss)                             (153,632,424)
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign
  currencies                                                     (166,852,200)
-----------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
  capital stock                                                $3,630,188,655
-----------------------------------------------------------------------------
*Including securities on loan, at value                        $   30,354,600
-----------------------------------------------------------------------------




--------------------------------------------------------------------------------
40  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

AUG. 31, 2008

NET ASSET VALUE PER SHARE
                                NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $1,920,027,558          413,143,778                       $4.65(1)
Class B                     $  254,464,345           54,765,337                       $4.65
Class C                     $   31,688,522            6,817,452                       $4.65
Class I                     $  693,189,044          148,965,143                       $4.65
Class R2                    $        9,610                2,067                       $4.65
Class R3                    $        9,610                2,067                       $4.65
Class R4                    $   75,478,505           16,261,328                       $4.64
Class R5                    $        9,588                2,067                       $4.64
Class W                     $  655,311,873          140,970,151                       $4.65
-------------------------------------------------------------------------------------------



(1) The maximum offering price per share for Class A is $4.88. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 4.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  41

STATEMENT OF OPERATIONS
YEAR ENDED AUG. 31, 2008


INVESTMENT INCOME
Income:
Interest                                                       $ 177,627,137
Income distributions from affiliated money market fund             4,708,945
Fee income from securities lending                                    41,168
  Less foreign taxes withheld                                        (16,715)
----------------------------------------------------------------------------
Total income                                                     182,360,535
----------------------------------------------------------------------------
Expenses:
Investment management services fees                               14,772,880
Distribution fees
  Class A                                                          4,896,633
  Class B                                                          3,027,276
  Class C                                                            237,190
  Class R2                                                                36
  Class R3                                                                18
  Class W                                                          1,101,584
Transfer agency fees
  Class A                                                          2,887,276
  Class B                                                            475,869
  Class C                                                             35,998
  Class R2                                                                 4
  Class R3                                                                 4
  Class R4                                                            39,140
  Class R5                                                                 4
  Class W                                                            881,267
Administrative services fees                                       2,012,548
Plan administration services fees
  Class R2                                                                18
  Class R3                                                                18
  Class R4                                                           195,702
Compensation of board members                                         65,833
Custodian fees                                                       268,176
Printing and postage                                                 457,290
Registration fees                                                    193,994
Professional fees                                                     84,542
Other                                                                116,505
----------------------------------------------------------------------------
Total expenses                                                    31,749,805
  Expenses waived/reimbursed by the Investment Manager and
    its affiliates                                                (1,540,535)
  Earnings and bank fee credits on cash balances                    (107,103)
----------------------------------------------------------------------------
Total net expenses                                                30,102,167
----------------------------------------------------------------------------
Investment income (loss) -- net                                  152,258,368

----------------------------------------------------------------------------


--------------------------------------------------------------------------------
42  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

YEAR ENDED AUG. 31, 2008

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
  Security transactions                                        $  22,750,963
  Foreign currency transactions                                   (2,006,493)
  Futures contracts                                              (10,131,132)
  Swap transactions                                               (6,552,933)
----------------------------------------------------------------------------
Net realized gain (loss) on investments                            4,060,405
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                            (142,483,859)
----------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies           (138,423,454)
----------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                   $  13,834,914
----------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  43

STATEMENTS OF CHANGES IN NET ASSETS


YEAR ENDED AUG. 31                                                      2008            2007
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                               $  152,258,368  $  122,100,738
Net realized gain (loss) on investments                            4,060,405      20,868,248
Net change in unrealized appreciation (depreciation) on
  investments
  and on translation of assets and liabilities in foreign
    currencies                                                  (142,483,859)      6,273,301
--------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                      13,834,914     149,242,287
--------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income
    Class A                                                      (84,539,939)    (86,827,158)
    Class B                                                      (10,768,502)    (13,755,846)
    Class C                                                         (828,277)       (626,596)
    Class I                                                      (22,019,428)    (15,257,999)
    Class R2                                                            (290)           (141)
    Class R3                                                            (308)           (151)
    Class R4                                                      (3,476,394)     (4,383,933)
    Class R5                                                            (328)           (167)
    Class W                                                      (18,133,130)     (2,150,062)
  Tax return of capital
    Class A                                                               --      (1,969,457)
    Class B                                                               --        (312,017)
    Class C                                                               --         (14,213)
    Class I                                                               --        (346,089)
    Class R2                                                              --              (3)
    Class R3                                                              --              (3)
    Class R4                                                              --         (99,439)
    Class R5                                                              --              (4)
    Class W                                                               --         (48,769)
--------------------------------------------------------------------------------------------
Total distributions                                             (139,766,596)   (125,792,047)

--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
44  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

YEAR ENDED AUG. 31                                                      2008            2007
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                              $  386,502,419  $  341,978,156
  Class B shares                                                  80,268,108      73,778,423
  Class C shares                                                  20,510,381       4,309,754
  Class I shares                                                 193,548,806     162,095,736
  Class R2 shares                                                         --           5,000
  Class R3 shares                                                         --           5,000
  Class R4 shares                                                 31,152,017      29,755,649
  Class R5 shares                                                         --           5,000
  Class W shares                                                 529,049,476     267,590,689
Fund merger (Note 8)
  Class A shares                                                  52,349,504             N/A
  Class B shares                                                  13,151,218             N/A
  Class C shares                                                   1,247,150             N/A
  Class I shares                                                 250,084,366             N/A
  Class R2 shares                                                      4,925             N/A
  Class R3 shares                                                      4,925             N/A
  Class R4 shares                                                     11,052             N/A
  Class R5 shares                                                      4,913             N/A
  Class W shares                                                       4,890             N/A
Reinvestment of distributions at net asset value
  Class A shares                                                  71,053,046      71,340,780
  Class B shares                                                   9,967,093      12,481,391
  Class C shares                                                     747,742         558,059
  Class I shares                                                  22,202,710      15,346,042
  Class R4 shares                                                  3,527,696       4,481,258
  Class W shares                                                  18,163,448       2,006,618
Payments for redemptions
  Class A shares                                                (458,212,241)   (507,058,109)
  Class B shares                                                (142,424,544)   (187,649,959)
  Class C shares                                                  (6,555,566)     (5,462,345)
  Class I shares                                                (137,684,266)    (69,529,553)
  Class R4 shares                                                (34,245,276)   (129,682,278)
  Class W shares                                                 (92,614,678)    (46,272,210)
--------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
  transactions                                                   811,819,314      40,083,101
--------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                          685,887,632      63,533,341
Net assets at beginning of year                                2,944,301,023   2,880,767,682
--------------------------------------------------------------------------------------------
Net assets at end of year                                     $3,630,188,655  $2,944,301,023
--------------------------------------------------------------------------------------------
Undistributed (excess of distributions over) net investment
  income                                                      $    1,974,902  $   (1,432,632)
--------------------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  45

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Diversified Bond Fund (the Fund) is a series of RiverSource Diversified Income Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Diversified Income Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in bonds and other debt securities including securities issued by the U.S. government, corporate bonds and mortgage- and asset-backed securities.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

- Class W shares are sold without a front-end sales charge or CDSC and are offered through qualifying discretionary accounts.

At Aug. 31, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and the RiverSource affiliated funds-of-funds owned 100% of Class I shares and the Investment Manager owned 100% of Class R2, Class R3 and Class R5 shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.


--------------------------------------------------------------------------------
46  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

VALUATION OF SECURITIES
All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange. Swap transactions are valued through an authorized pricing service, broker, or an internal model.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

ILLIQUID SECURITIES
At Aug. 31, 2008, investments in securities included issues that are illiquid which the Fund currently limits to 15% of net assets, at market value, at the time of purchase. The aggregate value of such securities at Aug. 31, 2008 was $5,223,092 representing 0.14% of net assets. These securities may be valued at fair value according to procedures approved, in good faith, by the Board. According to Board

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT 47 guidelines, certain unregistered securities are determined to be liquid and are not included within the 15% limitation specified above. Assets are liquid if they can be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the asset is valued by the Fund.

SECURITIES PURCHASED ON A FORWARD-COMMITMENT BASIS AND UNFUNDED LOAN COMMITMENTS Delivery and payment for securities that have been purchased by the Fund on a forward-commitment basis, including when-issued securities and other forward-commitments, can take place one month or more after the transaction date. During this period, such securities are subject to market fluctuations, and they may affect the Fund's net assets the same as owned securities. The Fund designates cash or liquid securities at least equal to the amount of its forward-commitments. At Aug. 31, 2008, the Fund has outstanding when-issued securities of $540,119,805.

The Fund may enter into certain credit agreements, all or a portion of which may be unfunded. The Fund is obligated to fund these loan commitments at the borrower's discretion. These commitments are disclosed in the Portfolio of Investments. At Aug. 31, 2008, the Fund has entered into unfunded loan commitments of $253,243.

The Fund also enters into transactions to sell purchase commitments to third parties at current market values and concurrently acquires other purchase commitments for similar securities at later dates. As an inducement for the Fund to "roll over" its purchase commitments, the Fund receives negotiated amounts in the form of reductions of the purchase price of the commitment. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain or loss. Losses may arise due to changes in the value of the securities or if a counterparty does not perform under the terms of the agreement. If a counterparty files for bankruptcy or becomes insolvent, the Fund's right to repurchase or sell securities may be limited.

OPTION TRANSACTIONS
To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised.

--------------------------------------------------------------------------------
48  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When options on debt securities or futures are exercised, the Fund will realize a gain or loss. When other options are exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost or a security for a purchased put or call option is adjusted by the amount or premium received or paid. At Aug. 31, 2008, and for the year then ended, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS
To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. At Aug. 31, 2008, foreign currency holdings consisted of European monetary units and British pounds.

The Fund may enter into forward foreign currency contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  49

U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

FORWARD SALE COMMITMENTS
The Fund may enter into forward sale commitments to hedge its portfolio positions or to sell mortgage-backed securities it owns under delayed delivery arrangements. Proceeds of forward sale commitments are not received until the contractual settlement date. During the time a forward sale commitment is outstanding, equivalent deliverable securities, or an offsetting forward purchase commitment deliverable on or before the sale commitment date, are used to satisfy the commitment.

Unsettled forward sale commitments are valued at the current market value of the underlying securities, generally according to the procedures described under "Valuation of securities" above. The forward sale commitment is "marked-to-market" daily and the change in market value is recorded by the Fund as an unrealized gain or loss. If the forward sale commitment is closed through the acquisition of an offsetting purchase commitment, the Fund realizes a gain or loss. If the Fund delivers securities under the commitment, the Fund realizes a gain or a loss from the sale of the securities based upon the market price established at the date the commitment was entered into. Forward sale commitments outstanding at period end are listed in the Notes to Portfolio of Investments.

CREDIT DEFAULT SWAP TRANSACTIONS
The Fund may enter into credit default swap contracts to increase or decrease its credit exposure to an issuer, obligation, portfolio, or index of issuers or obligations, to hedge its exposure on an obligation that it owns or in lieu of selling such obligations. As the purchaser of a credit default swap contract, the Fund purchases protection by paying a periodic interest rate on the notional amount to the counterparty. The interest amount is accrued daily as a component of unrealized appreciation (depreciation) and is recorded as a realized loss upon payment. If the credit event specified in the contract occurs, the Fund will be required to deliver either the referenced obligation or an equivalent cash amount to the protection seller and in exchange the Fund will receive the notional amount from the seller. The difference between the value of the obligation delivered and the notional amount received will be recorded as a realized gain (loss). As the seller of a credit default swap contract, the Fund sells protection to a buyer and will generally receive a periodic interest rate on the notional amount. The interest amount is accrued daily as a component of unrealized appreciation (depreciation) and is recorded as a realized gain upon receipt of the payment. If the credit event specified in the contract occurs, the Fund will receive the

--------------------------------------------------------------------------------
50 RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT referenced obligation or an equivalent cash amount in exchange for the payment of the notional amount to the protection buyer. The difference between the value of the obligation received and the notional amount paid will be recorded as a realized gain (loss). As a protection seller, the maximum amount of the payment made by the Fund may equal the notional amount, at par, of the underlying index or security as a result of the related credit event.

The notional amounts of credit default swap contracts are not recorded in the financial statements. Any premium paid or received by the Fund upon entering into a credit default swap contract is recorded as an asset or liability and amortized daily as a component of realized gain (loss) on the Statement of Operations. At Aug. 31, 2008, there were no credit default swap contracts outstanding which had a premium paid or received by the Fund. Credit default swap contracts are valued daily, and the change in value is recorded as unrealized appreciation (depreciation) until the termination of the swap, at which time a realized gain (loss) is recorded.

Credit default swap contracts can involve greater risks than if a fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to counterparty credit risk, leverage risk, hedging risk, correlation risk and liquidity risk. The Fund will enter into credit default swap agreements only with counterparties that meet certain standards of creditworthiness.

CMBS TOTAL RETURN SWAP TRANSACTIONS
The Fund may enter into swap agreements to earn the total return on a specified security or index of fixed income securities. CMBS total return swaps are bilateral financial contracts designed to replicate synthetically the total returns of commercial mortgage-backed securities. Under the terms of the swaps, the Fund either receives or pays the total return on a reference security or index applied to a notional principal amount. In return, the Fund agrees to pay or receive from the counterparty a floating rate, which is reset periodically based on short-term interest rates, applied to the same notional amount.

The notional amounts of swap contracts are not recorded in the financial statements. Swaps are valued daily, and the change in value is recorded as unrealized appreciation (depreciation) until the termination of the swap, at which time realized gain (loss) is recorded. Payments received or made are recorded as realized gains (losses).

Swap agreements may be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. It may not be possible for the Fund to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses. Total return swaps are subject to the risk that the counterparty will default on its obligation to pay net amounts due to the

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  51

Fund. At Aug. 31, 2008, the Fund had no outstanding CMBS total return swap contracts.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of the future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of futures and options contracts, foreign currency transactions, recognition of unrealized appreciation (depreciation) for certain derivative investments, post-October losses, market discount and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $9,648,830 and accumulated net realized loss has been decreased by $9,541,299

--------------------------------------------------------------------------------
52 RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT resulting in a net reclassification adjustment to increase paid-in capital by $107,531.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED AUG. 31,                          2008        2007*
-----------------------------------------------------------------
CLASS A
Distributions paid from:
    Ordinary income....................  $84,539,939  $86,827,158
    Long-term capital gain.............           --           --
    Tax return of capital..............           --    1,969,457
CLASS B
Distributions paid from:
    Ordinary income....................   10,768,502   13,755,846
    Long-term capital gain.............           --           --
    Tax return of capital..............           --      312,017
CLASS C
Distributions paid from:
    Ordinary income....................      828,277      626,596
    Long-term capital gain.............           --           --
    Tax return of capital..............           --       14,213
CLASS I
Distributions paid from:
    Ordinary income....................   22,019,428   15,257,999
    Long-term capital gain.............           --           --
    Tax return of capital..............           --      346,089
CLASS R2
Distributions paid from:
    Ordinary income....................          290          141
    Long-term capital gain.............           --           --
    Tax return of capital..............           --            3
CLASS R3
Distributions paid from:
    Ordinary income....................          308          151
    Long-term capital gain.............           --           --
    Tax return of capital..............           --            3
CLASS R4
Distributions paid from:
    Ordinary income....................    3,476,394    4,383,933
    Long-term capital gain.............           --           --
    Tax return of capital..............           --       99,439
CLASS R5
Distributions paid from:
    Ordinary income....................          328          167
    Long-term capital gain.............           --           --
    Tax return of capital..............           --            4


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  53

YEAR ENDED AUG. 31,                          2008        2007*
-----------------------------------------------------------------
CLASS W
Distributions paid from:
    Ordinary income....................  $18,133,130  $ 2,150,062
    Long-term capital gain.............           --           --
    Tax return of capital..............           --       48,769


* Class R2, Class R3, and Class R5 are for the period from Dec. 11, 2006 (inception date) to Aug. 31, 2007. Class W is for the period from Dec. 1, 2006 (inception date) to Aug. 31, 2007.

At Aug. 31, 2008, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income.................  $   4,412,056
Undistributed accumulated long-term gain......  $          --
Accumulated realized loss.....................  $(125,823,517)
Unrealized appreciation (depreciation)........  $(196,183,075)


RECENT ACCOUNTING PRONOUNCEMENTS
In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities - an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after Nov. 15, 2008. As of Aug. 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

On Sept. 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. The application of SFAS 157 will be effective for the Fund's fiscal year beginning Sept. 1, 2008. The adoption of SFAS 157 is not anticipated to have a material impact on the Fund's financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.


--------------------------------------------------------------------------------
54  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

DIVIDENDS TO SHAREHOLDERS
Dividends from net investment income, declared daily and payable monthly, when available, are reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the last income dividend of the calendar year.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income, if any, is recognized on the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.48% to 0.29% annually as the Fund's assets increase. The management fee for the year ended Aug. 31, 2008 was 0.45% of the Fund's average daily net assets.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.07% to 0.04% annually as the Fund's assets increase. The fee for the year ended Aug. 31, 2008 was 0.06% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended Aug. 31, 2008, other expenses paid to this company were $4,110.

COMPENSATION OF BOARD MEMBERS
Compensation of board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  55

RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $20.50 for Class A, $21.50 for Class B and $21.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares and an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Prior to Oct. 1, 2007, Ameriprise Financial Services, Inc. also served as a principal underwriter and distributor to the Fund. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A, Class R3 and Class W shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, up to 0.75% of the fee is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed ("unreimbursed expense") was approximately $7,263,000 and $231,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of July 31, 2008, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.


--------------------------------------------------------------------------------
56  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

SALES CHARGES
Sales charges received by the Distributor for distributing Fund shares were $1,805,400 for Class A, $182,205 for Class B and $4,617 for Class C for the year ended Aug. 31, 2008.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the year ended Aug. 31, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*) were as follows:

Class A.............................................  0.89%
Class B.............................................  1.65
Class C.............................................  1.65
Class I.............................................  0.53
Class R2............................................  1.08
Class R3............................................  0.83
Class R4............................................  0.76
Class R5............................................  0.58
Class W.............................................  0.98


The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class A..........................................  $740,715
Class B..........................................   116,929
Class C..........................................     8,946
Class R4.........................................    39,140
Class W..........................................     1,237


The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R2..........................................     $18
Class R3..........................................      18
Class R4..........................................  12,771


The management fees waived/reimbursed at the Fund level were $620,761.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  57

Under an agreement which was effective until Aug. 31, 2008, the Investment Manager and its affiliates contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), would not exceed the following percentage of the Fund's average daily net assets:

Class A.............................................  0.89%
Class B.............................................  1.65
Class C.............................................  1.65
Class I.............................................  0.53
Class R2............................................  1.33
Class R3............................................  1.08
Class R4............................................  0.77
Class R5............................................  0.58
Class W.............................................  0.98


Effective Sept. 1, 2008, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until Aug. 31, 2009, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), will not exceed the following percentage of the Fund's average daily net assets:

Class A.............................................  0.83%
Class B.............................................  1.59
Class C.............................................  1.58
Class I.............................................  0.47
Class R2............................................  1.27
Class R3............................................  1.02
Class R4............................................  0.77
Class R5............................................  0.52
Class W.............................................  0.92


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

EARNINGS AND BANK FEE CREDITS
During the year ended Aug. 31, 2008, the Fund's custodian and transfer agency fees were reduced by $107,103 as a result of earnings and bank fee credits from overnight cash balances.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations, but including mortgage dollar rolls) aggregated $8,313,095,004 (including $290,967,914 from RiverSource Core Bond Fund that was acquired in the fund merger as described in Note 8) and $7,648,960,216, respectively, for the

--------------------------------------------------------------------------------
58 RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT year ended Aug. 31, 2008. Realized gains and losses are determined on an identified cost basis.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                         YEAR ENDED AUG. 31, 2008
                                            ISSUED FOR
                                            REINVESTED                         NET
                    SOLD     FUND MERGER  DISTRIBUTIONS    REDEEMED    INCREASE (DECREASE)
------------------------------------------------------------------------------------------
Class A          80,328,319   10,921,606    14,809,220    (95,553,562)      10,505,583
Class B          16,633,194    2,743,904     2,076,386    (29,781,790)      (8,328,306)
Class C           4,270,266      260,158       156,349     (1,369,182)       3,317,591
Class I          40,548,778   52,110,117     4,637,299    (28,465,148)      68,831,046
Class R2                 --        1,027            --             --            1,027
Class R3                 --        1,027            --             --            1,027
Class R4          6,464,647        2,309       736,110     (7,142,397)          60,669
Class R5                 --        1,027            --             --            1,027
Class W         110,115,534        1,020     3,800,802    (19,306,233)      94,611,123
------------------------------------------------------------------------------------------


                                         YEAR ENDED AUG. 31, 2007
                                            ISSUED FOR
                                            REINVESTED                         NET
                    SOLD     FUND MERGER  DISTRIBUTIONS    REDEEMED    INCREASE (DECREASE)
------------------------------------------------------------------------------------------
Class A          71,107,119          N/A    14,806,791   (105,297,428)     (19,383,518)
Class B          15,312,266          N/A     2,590,288    (39,059,052)     (21,156,498)
Class C             893,514          N/A       115,836     (1,134,124)        (124,774)
Class I          33,643,276          N/A     3,181,732    (14,430,925)      22,394,083
Class R2*             1,040          N/A            --             --            1,040
Class R3*             1,040          N/A            --             --            1,040
Class R4          6,169,567          N/A       931,416    (27,102,344)     (20,001,361)
Class R5*             1,040          N/A            --             --            1,040
Class W**        55,562,189          N/A       417,986     (9,621,147)      46,359,028
------------------------------------------------------------------------------------------


 * For the period from Dec. 11, 2006 (inception date) to Aug. 31, 2007. ** For the period from Dec. 1, 2006 (inception date) to Aug. 31, 2007.

5. LENDING OF PORTFOLIO SECURITIES

In order to generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets (which includes collateral for securities on loan) to broker-dealers, banks, or other institutional borrowers of securities. The Fund receives collateral in the form of cash and U.S. government securities, equal to at least 100% of the value of securities loaned, which is marked to the market value of the loaned securities daily until the securities are returned, e.g., if the value of the securities on loan increases, additional cash collateral is provided by the borrower. The Investment Manager serves as

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT 59 securities lending agent for the Fund under the Investment Management Services Agreement pursuant to which the Fund has agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program, and pursuant to guidelines adopted by and under the oversight of the Board. At Aug. 31, 2008, securities valued at $30,354,600 were on loan to brokers. For collateral, the Fund received $30,850,000 in cash. Cash collateral received is invested in an affiliated money market fund and short-term securities, including U.S. government securities or other high-grade debt obligations, which are included in the Portfolio of Investments. Income from securities lending amounted to $41,168 for the year ended Aug. 31, 2008. Expenses paid to the Investment Manager as securities lending agent were $5,455 for the year ended Aug. 31, 2008, which are included in other expenses on the Statement of Operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

6. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $1,538,322,151 and $1,254,355,172, respectively, for the year ended Aug. 31, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at Aug. 31, 2008, can be found in the Portfolio of Investments.

7. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 18, 2007, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $500 million. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Under the prior credit facility, a Fund paid interest on its outstanding borrowings at a rate equal to either the higher of the federal funds effective rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. The Fund had no borrowings during the year ended Aug. 31, 2008.


--------------------------------------------------------------------------------
60  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

8. FUND MERGER

At the close of business on March 14, 2008, RiverSource Diversified Bond Fund acquired the assets and assumed the identified liabilities of RiverSource Core Bond Fund. The reorganization was completed after shareholders approved the plan on Jan. 29, 2008.

The aggregate net assets of RiverSource Diversified Bond Fund immediately before the acquisition were $3,162,732,908 and the combined net assets immediately after the acquisition were $3,479,595,851.

The merger was accomplished by a tax-free exchange of 33,460,754 shares of RiverSource Core Bond Fund valued at $316,862,943.

In exchange for the RiverSource Core Bond Fund shares and net assets, RiverSource Diversified Bond Fund issued the following number of shares:

                                                    SHARES
------------------------------------------------------------
Class A.........................................  10,921,606
Class B.........................................   2,743,904
Class C.........................................     260,158
Class I.........................................  52,110,117
Class R2........................................       1,027
Class R3........................................       1,027
Class R4........................................       2,309
Class R5........................................       1,027
Class W.........................................       1,020


RiverSource Core Bond Fund's net assets after adjustments for any permanent book-to-tax differences at the merger date were as follows, which include the following amounts of capital stock, unrealized depreciation, accumulated net realized loss and undistributed net income.

                                                             ACCUMULATED     UNDISTRIBUTED
                      TOTAL        CAPITAL     UNREALIZED        NET              NET
                   NET ASSETS       STOCK     DEPRECIATION  REALIZED LOSS  INVESTMENT INCOME
--------------------------------------------------------------------------------------------
RiverSource Core
Bond Fund         $316,862,943  $322,093,199   $(3,350,834)  $(1,764,611)      $(114,811)


9. CAPITAL LOSS CARRY-OVER AND POST-OCTOBER LOSS

For federal income tax purposes, the Fund had a capital loss carry-over of $123,970,058 at Aug. 31, 2008, that if not offset by capital gains will expire as follows:

    2009           2010          2012          2013          2014
$56,247,571    $49,658,521    $5,227,159    $2,996,287    $9,840,520




--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  61

Because the measurement periods for a regulated investment company's income are different for excise tax purposes versus income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the Fund is permitted to treat net capital losses realized between Nov. 1 2007 and its fiscal year end ("post-October loss") as occurring on the first day of the following tax year. At Aug. 31, 2008, the Fund had a post-October loss of $1,853,459 that is treated for income tax purposes as occurring on Sept. 1, 2008.

It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

10. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal

--------------------------------------------------------------------------------
62 RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  63

11. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A


PER SHARE INCOME AND CAPITAL CHANGES(A)
Fiscal period ended Aug. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                 $4.81        $4.77        $4.89        $4.87        $4.78
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .22(b)       .21(b)       .19          .18          .18
Net gains (losses) (both realized and
 unrealized)                                          (.17)         .05         (.11)         .03          .08
--------------------------------------------------------------------------------------------------------------
Total from investment operations                       .05          .26          .08          .21          .26
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.21)        (.21)        (.20)        (.19)        (.17)
Tax return of capital                                   --         (.01)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.21)        (.22)        (.20)        (.19)        (.17)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.65        $4.81        $4.77        $4.89        $4.87
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)             $1,920       $1,937       $2,013       $1,774       $1,933
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                          .95%         .97%         .99%        1.02%        1.00%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                      .89%         .89%         .89%         .94%         .98%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         4.68%        4.43%        4.09%        3.67%        3.55%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(g)                            226%         295%         281%         300%         279%
--------------------------------------------------------------------------------------------------------------
Total return(h)                                       .93%        5.54%        1.64%        4.38%        5.54%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(f) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Aug. 31, 2008 were less than 0.01% of average net assets.
(g) Includes mortgage dollar rolls. If mortgage dollar rolls transactions were excluded, the portfolio turnover would have been 122% for the year ended Aug. 31, 2008.
(h) Total return does not reflect payment of a sales charge.


--------------------------------------------------------------------------------
64  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

CLASS B


PER SHARE INCOME AND CAPITAL CHANGES(A)
Fiscal period ended Aug. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                 $4.81        $4.77        $4.89        $4.88        $4.78
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .19(b)       .18(b)       .16          .15          .14
Net gains (losses) (both realized and
 unrealized)                                          (.18)         .04         (.12)         .01          .09
--------------------------------------------------------------------------------------------------------------
Total from investment operations                       .01          .22          .04          .16          .23
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.17)        (.18)        (.16)        (.15)        (.13)
Tax return of capital                                   --         (.00)(c)       --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.17)        (.18)        (.16)        (.15)        (.13)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.65        $4.81        $4.77        $4.89        $4.88
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $254         $304         $402         $484         $628
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.71%        1.73%        1.76%        1.78%        1.75%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)                     1.65%        1.65%        1.65%        1.70%        1.73%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         3.91%        3.66%        3.31%        2.92%        2.78%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(h)                            226%         295%         281%         300%         279%
--------------------------------------------------------------------------------------------------------------
Total return(i)                                       .16%        4.74%         .88%        3.39%        4.95%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(g) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Aug. 31, 2008 were less than 0.01% of average net assets.
(h) Includes mortgage dollar rolls. If mortgage dollar rolls transactions were excluded, the portfolio turnover would have been 122% for the year ended Aug. 31, 2008.
(i) Total return does not reflect payment of a sales charge.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  65

CLASS C


PER SHARE INCOME AND CAPITAL CHANGES(A)
Fiscal period ended Aug. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                 $4.81        $4.77        $4.90        $4.88        $4.78
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .19(b)       .18(b)       .16          .15          .14
Net gains (losses) (both realized and
 unrealized)                                          (.18)         .04         (.13)         .02          .09
--------------------------------------------------------------------------------------------------------------
Total from investment operations                       .01          .22          .03          .17          .23
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.17)        (.18)        (.16)        (.15)        (.13)
Tax return of capital                                   --         (.00)(c)       --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.17)        (.18)        (.16)        (.15)        (.13)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.65        $4.81        $4.77        $4.90        $4.88
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $32          $17          $17          $18          $21
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.70%        1.73%        1.76%        1.79%        1.75%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)                     1.65%        1.65%        1.66%        1.70%        1.73%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         3.93%        3.67%        3.31%        2.93%        2.79%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(h)                            226%         295%         281%         300%         279%
--------------------------------------------------------------------------------------------------------------
Total return(i)                                       .16%        4.73%         .66%        3.60%        4.95%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(g) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Aug. 31, 2008 were less than 0.01% of average net assets.
(h) Includes mortgage dollar rolls. If mortgage dollar rolls transactions were excluded, the portfolio turnover would have been 122% for the year ended Aug. 31, 2008.
(i) Total return does not reflect payment of a sales charge.


--------------------------------------------------------------------------------
66  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

CLASS I


PER SHARE INCOME AND CAPITAL CHANGES(A)
Fiscal period ended Aug. 31,                          2008         2007         2006         2005     2004(b)
Net asset value, beginning of period                 $4.82        $4.78        $4.89        $4.88        $4.91
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .24(c)       .23(c)       .21          .20          .11
Net gains (losses) (both realized and
 unrealized)                                          (.18)         .04         (.11)         .02         (.04)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                       .06          .27          .10          .22          .07
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.23)        (.22)        (.21)        (.21)        (.10)
Tax return of capital                                   --         (.01)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.23)        (.23)        (.21)        (.21)        (.10)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.65        $4.82        $4.78        $4.89        $4.88
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $693         $386         $276          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                          .55%         .56%         .55%         .60%         .59%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                      .53%         .54%         .54%         .60%         .59%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         5.09%        4.80%        4.59%        4.01%        3.13%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(i)                            226%         295%         281%         300%         279%
--------------------------------------------------------------------------------------------------------------
Total return                                         1.07%        5.90%        2.19%        4.53%        1.43%(j)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from March 4, 2004 (inception date) to Aug. 31, 2004.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Aug. 31, 2008 were less than 0.01% of average net assets.
(i) Includes mortgage dollar rolls. If mortgage dollar rolls transactions were excluded, the portfolio turnover would have been 122% for the year ended Aug. 31, 2008.
(j) Not annualized.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  67

CLASS R2


PER SHARE INCOME AND CAPITAL CHANGES(A)
Fiscal period ended Aug. 31,                          2008     2007(b)
Net asset value, beginning of period                 $4.80        $4.81
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .21          .14
Net gains (losses) (both realized and
 unrealized)                                          (.16)        (.02)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                       .05          .12
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.20)        (.13)
Total return of capital                                 --         (.00)(d)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.20)        (.13)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.65        $4.80
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(e),(f)                         1.34%        1.32%(g)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(f),(h),(i)                     1.08%        1.32%(g)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         4.53%        4.06%(g)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(j)                            226%         295%
--------------------------------------------------------------------------------------------------------------
Total return                                          .84%        2.70%(k)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to Aug. 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Rounds to zero.
(e) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(f) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(g) Adjusted to an annual basis.
(h) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(i) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Aug. 31, 2008 were less than 0.01% of average net assets.
(j) Includes mortgage dollar rolls. If mortgage dollar rolls transactions were excluded, the portfolio turnover would have been 122% for the year ended Aug. 31, 2008.
(k) Not annualized.


--------------------------------------------------------------------------------
68  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

CLASS R3


PER SHARE INCOME AND CAPITAL CHANGES(A)
Fiscal period ended Aug. 31,                          2008     2007(b)
Net asset value, beginning of period                 $4.80        $4.81
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .23          .15
Net gains (losses) (both realized and
 unrealized)                                          (.17)        (.02)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                       .06          .13
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.21)        (.14)
Total return of capital                                 --         (.00)(d)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.21)        (.14)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.65        $4.80
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(e),(f)                         1.08%        1.06%(g)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(f),(h),(i)                      .83%        1.06%(g)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         4.79%        4.33%(g)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(j)                            226%         295%
--------------------------------------------------------------------------------------------------------------
Total return                                         1.11%        2.90%(k)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to Aug. 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Rounds to zero.
(e) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(f) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(g) Adjusted to an annual basis.
(h) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(i) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Aug. 31, 2008 were less than 0.01% of average net assets.
(j) Includes mortgage dollar rolls. If mortgage dollar rolls transactions were excluded, the portfolio turnover would have been 122% for the year ended Aug. 31, 2008.
(k) Not annualized.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  69

CLASS R4


PER SHARE INCOME AND CAPITAL CHANGES(A)
Fiscal period ended Aug. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                 $4.80        $4.77        $4.89        $4.88        $4.78
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .23(b)       .22(b)       .20          .19          .18
Net gains (losses) (both realized and
 unrealized)                                          (.17)         .04         (.12)         .02          .10
--------------------------------------------------------------------------------------------------------------
Total from investment operations                       .06          .26          .08          .21          .28
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.22)        (.22)        (.20)        (.20)        (.18)
Tax return of capital                                   --         (.01)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.22)        (.23)        (.20)        (.20)        (.18)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.64        $4.80        $4.77        $4.89        $4.88
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $75          $78         $173         $202         $203
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                          .85%         .83%         .82%         .86%         .83%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                      .76%         .73%         .73%         .78%         .81%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         4.81%        4.53%        4.24%        3.85%        3.70%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(g)                            226%         295%         281%         300%         279%
--------------------------------------------------------------------------------------------------------------
Total return                                         1.03%        5.49%        1.81%        4.34%        5.92%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(f) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Aug. 31, 2008 were less than 0.01% of average net assets.
(g) Includes mortgage dollar rolls. If mortgage dollar rolls transactions were excluded, the portfolio turnover would have been 122% for the year ended Aug. 31, 2008.


--------------------------------------------------------------------------------
70  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

CLASS R5


PER SHARE INCOME AND CAPITAL CHANGES(A)
Fiscal period ended Aug. 31,                          2008     2007(b)
Net asset value, beginning of period                 $4.80        $4.81
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .24          .17
Net gains (losses) (both realized and
 unrealized)                                          (.18)        (.02)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                       .06          .15
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.22)        (.16)
Total return of capital                                 --         (.00)(d)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.22)        (.16)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.64        $4.80
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(e),(f)                          .59%         .59%(g)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(f),(h),(i)                      .58%         .57%(g)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         5.02%        4.81%(g)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(j)                            226%         295%
--------------------------------------------------------------------------------------------------------------
Total return                                         1.22%        3.25%(k)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to Aug. 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Rounds to zero.
(e) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(f) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(g) Adjusted to an annual basis.
(h) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(i) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Aug. 31, 2008 were less than 0.01% of average net assets.
(j) Includes mortgage dollar rolls. If mortgage dollar rolls transactions were excluded, the portfolio turnover would have been 122% for the year ended Aug. 31, 2008.
(k) Not annualized.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  71

CLASS W


PER SHARE INCOME AND CAPITAL CHANGES(A)
Fiscal period ended Aug. 31,                          2008     2007(b)
Net asset value, beginning of period                 $4.81        $4.82
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .22          .15
Net gains (losses) (both realized and
 unrealized)                                          (.17)          --
--------------------------------------------------------------------------------------------------------------
Total from investment operations                       .05          .15
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.21)        (.16)
Total return of capital                                 --         (.00)(d)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.21)        (.16)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.65        $4.81
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $655         $223
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(e),(f)                          .99%         .98%(g)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(f),(h),(i)                      .98%         .97%(g)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         4.56%        4.32%(g)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(j)                            226%         295%
--------------------------------------------------------------------------------------------------------------
Total return                                          .82%        2.71%(k)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 1, 2006 (inception date) to Aug. 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Rounds to zero.
(e) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(f) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(g) Adjusted to an annual basis.
(h) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(i) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Aug. 31, 2008 were less than 0.01% of average net assets.
(j) Includes mortgage dollar rolls. If mortgage dollar rolls transactions were excluded, the portfolio turnover would have been 122% for the year ended Aug. 31, 2008.
(k) Not annualized.


--------------------------------------------------------------------------------
72  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE DIVERSIFIED BOND FUND:


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Diversified Bond Fund (the Fund), of the RiverSource Diversified Income Series, Inc. as of August 31, 2008, and the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the Fund for the periods presented through August 31, 2006, were audited by other auditors whose report dated October 20, 2006 expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of August 31, 2008, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  73

In our opinion, the financial statements and financial highlights audited by us as referred to above present fairly, in all material respects, the financial position of RiverSource Diversified Bond Fund of the RiverSource Diversified Income Series, Inc. at August 31, 2008, the results of its operations for the year then ended, and changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.


                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
October 21, 2008


--------------------------------------------------------------------------------
74  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended Aug. 31, 2008

INCOME DISTRIBUTIONS - the Fund designates the following tax attributes for distributions:
    Qualified Dividend Income for individuals....................      0.00%
    Dividends Received Deduction for corporations................      0.00%
    U.S. Government Obligations..................................     15.89%


The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  75

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 104 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
Kathleen Blatz             Board member since    Chief Justice, Minnesota Supreme Court, 1998-2006;       None
901 S. Marquette Ave.      2006                  Attorney
Minneapolis, MN 55402
Age 54
------------------------------------------------------------------------------------------------------------------------------

Arne H. Carlson            Board member since    Chair, RiverSource Funds, 1999-2006; former Governor of  None
901 S. Marquette Ave.      1999                  Minnesota
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Pamela G. Carlton          Board member since    President, Springboard -- Partners in Cross Cultural     None
901 S. Marquette Ave.      2007                  Leadership (consulting company)
Minneapolis, MN 55402
Age 53
------------------------------------------------------------------------------------------------------------------------------

Patricia M. Flynn          Board member since    Trustee Professor of Economics and Management, Bentley   None
901 S. Marquette Ave.      2004                  College; former Dean, McCallum Graduate School of
Minneapolis, MN 55402                            Business, Bentley College
Age 57
------------------------------------------------------------------------------------------------------------------------------

Anne P. Jones              Board member since    Attorney and Consultant                                  None
901 S. Marquette Ave.      1985
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Jeffrey Laikind, CFA       Board member since    Former Managing Director, Shikiar Asset Management       American Progressive
901 S. Marquette Ave.      2005                                                                           Insurance
Minneapolis, MN 55402
Age 72
------------------------------------------------------------------------------------------------------------------------------

Stephen R. Lewis, Jr.      Board member since    President Emeritus and Professor of Economics, Carleton  Valmont Industries,
901 S. Marquette Ave.      2002 and Chair of     College                                                  Inc. (manufactures
Minneapolis, MN 55402      the Board since 2007                                                           irrigation systems)
Age 69

------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
76  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
Catherine James Paglia     Board member since    Director, Enterprise Asset Management, Inc. (private     None
901 S. Marquette Ave.      2004                  real estate and asset management company)
Minneapolis, MN 55402
Age 55
------------------------------------------------------------------------------------------------------------------------------

Alison Taunton-Rigby       Board member since    Chief Executive Officer and Director, RiboNovix, Inc.    Idera
901 S. Marquette Ave.      2002                  since 2003 (biotechnology); former President, Forester   Pharmaceutical, Inc.
Minneapolis, MN 55402                            Biotech                                                  (biotechnology);
Age 64                                                                                                    Healthways, Inc.
                                                                                                          (health management
                                                                                                          programs)
------------------------------------------------------------------------------------------------------------------------------


BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
William F. Truscott        Board member since    President -- U.S. Asset Management and Chief Investment  None
53600 Ameriprise           2001,                 Officer, Ameriprise Financial, Inc. and President,
Financial Center           Vice President since  Chairman of the Board and Chief Investment Officer,
Minneapolis, MN 55474      2002                  RiverSource Investments, LLC since 2005; Director,
Age 47                                           President and Chief Executive Officer, Ameriprise
                                                 Certificate Company since 2006; Chairman of the Board,
                                                 Chief Executive Officer and President, RiverSource
                                                 Distributors, Inc. since 2006; Senior Vice
                                                 President -- Chief Investment Officer, Ameriprise
                                                 Financial, Inc. and Chairman of the Board and Chief
                                                 Investment Officer, RiverSource Investments, LLC, 2001-
                                                 2005
------------------------------------------------------------------------------------------------------------------------------


* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  77

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Patrick T. Bannigan        President since 2006  Director and Senior Vice President -- Asset Management,
172 Ameriprise Financial                         Products and Marketing, RiverSource Investments, LLC
Center                                           since 2006; Director and Vice President -- Asset
Minneapolis, MN 55474                            Management, Products and Marketing, RiverSource
Age 42                                           Distributors, Inc. since 2006; Managing Director and
                                                 Global Head of Product, Morgan Stanley Investment
                                                 Management, 2004-2006; President, Touchstone
                                                 Investments, 2002-2004
--------------------------------------------------------------------------------------------------------

Michelle M. Keeley         Vice President since  Executive Vice President -- Equity and Fixed Income,
172 Ameriprise Financial   2004                  Ameriprise Financial, Inc. and RiverSource Investments,
Center                                           LLC since 2006; Vice President -- Investments,
Minneapolis, MN 55474                            Ameriprise Certificate Company since 2003; Senior Vice
Age 44                                           President -- Fixed Income, Ameriprise Financial, Inc.,
                                                 2002-2006 and RiverSource Investments, LLC, 2004-2006
--------------------------------------------------------------------------------------------------------

Amy K. Johnson             Vice President since  Vice President -- Asset Management and Trust Company
5228 Ameriprise Financial  2006                  Services, RiverSource Investments, LLC since 2006; Vice
Center Minneapolis, MN                           President -- Operations and Compliance, RiverSource
55474                                            Investments, LLC, 2004-2006; Director of Product
Age 42                                           Development -- Mutual Funds, Ameriprise Financial,
                                                 Inc., 2001-2004
--------------------------------------------------------------------------------------------------------

Jeffrey P. Fox             Treasurer since 2002  Vice President -- Investment Accounting, Ameriprise
105 Ameriprise Financial                         Financial, Inc. since 2002; Chief Financial Officer,
Center                                           RiverSource Distributors, Inc. since 2006
Minneapolis, MN 55474
Age 53
--------------------------------------------------------------------------------------------------------

Scott R. Plummer           Vice President,       Vice President and Chief Counsel -- Asset Management,
5228 Ameriprise Financial  General Counsel and   Ameriprise Financial, Inc. since 2005; Chief Counsel,
Center                     Secretary since 2006  RiverSource Distributors, Inc. since 2006; Vice
Minneapolis, MN 55474                            President, General Counsel and Secretary, Ameriprise
Age 49                                           Certificate Company since 2005; Vice President -- Asset
                                                 Management Compliance, Ameriprise Financial, Inc.,
                                                 2004-2005; Senior Vice President and Chief Compliance
                                                 Officer, USBancorp Asset Management, 2002-2004
--------------------------------------------------------------------------------------------------------

Jennifer D. Lammers        Chief Compliance      U.S. Asset Management Chief Compliance Officer,
172 Ameriprise Financial   Officer since 2006    RiverSource Investments, LLC since 2006;
Center                                           Director -- Mutual Funds, Voyageur Asset Management,
Minneapolis, MN 55474                            2003-2006; Director of Finance, Voyageur Asset
Age 47                                           Management, 2000-2003
--------------------------------------------------------------------------------------------------------

Neysa M. Alecu             Money Laundering      Compliance Director and Anti-Money Laundering Officer,
2934 Ameriprise Financial  Prevention Officer    Ameriprise Financial, Inc. since 2004; Manager Anti-
Center                     since 2004            Money Laundering, Ameriprise Financial, Inc., 2003-
Minneapolis, MN 55474                            2004; Compliance Director and Bank Secrecy Act Officer,
Age 44                                           American Express Centurion Bank, 2000-2003
--------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
78  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT ----------------------------------------------------------------------

RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement") RiverSource Investments provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds").

On an annual basis, the Fund's Board of Directors (the "Board"), including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement. RiverSource Investments prepared detailed reports for the Board and its Contracts Committee in March and April 2008, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource Investments addressing the services RiverSource Investments provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts, Investment Review and Compliance Committees in determining whether to continue the IMS Agreement. At the April 9-10, 2008 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the IMS Agreement.

Nature, Extent and Quality of Services Provided by RiverSource Investments: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource Investments, as well as its expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource Investments, including, in particular, the continued investment in, and resources dedicated to, the Fund's operations, particularly in the areas of trading systems, new product initiatives, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource Investments, the Board considered the quality of the administrative and transfer agency services provided by RiverSource Investments' affiliates to the Fund. The Board also reviewed the financial condition of RiverSource Investments (and its affiliates) and each entity's ability to carry out its responsibilities under the IMS Agreement. The Board also discussed the acceptability of the terms of the IMS Agreement (including the relatively broad scope of services required to be performed by RiverSource Investments). The Board concluded that the services

--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  79

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------


being performed under the IMS Agreement were of a reasonably high quality, particularly in light of recent market conditions.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments and its affiliates were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the IMS Agreement, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2007. The Board observed that the Fund's investment performance was appropriate in light of the particular management style and market conditions involved.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the IMS Agreement. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability.

The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board observed that the Fund's expense ratio (after considering proposed expense caps/waivers) approximated the peer group's median expense ratio. Based on its review, the Board concluded that

--------------------------------------------------------------------------------
80  RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 10, 2008, the Board, including all of the Independent Directors, approved the renewal of the IMS Agreement.

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
                     RIVERSOURCE DIVERSIFIED BOND FUND -- 2008 ANNUAL REPORT  81

RIVERSOURCE DIVERSIFIED BOND FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Distributors, Inc., Member FINRA, and managed by RiverSource Investments, LLC. These companies are part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C) 2008 RiverSource Distributors, Inc.                          S-6495 AC (10/08)